                                                                     EXHIBIT 4.e

                                                                  EXECUTION COPY

                                US $1,250,000,000

                              AMENDED AND RESTATED
                        5-YEAR REVOLVING CREDIT AGREEMENT
                          Dated as of November 8, 2002

                                      AMONG

                              MASCO CORPORATION and
                             MASCO EUROPE S.A.R.L.,
                                  AS BORROWERS

                             THE BANKS PARTY HERETO

                                       AND

             COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, AND
                                 CITIBANK, N.A.,
                              AS SYNDICATION AGENTS

                                  BNP PARIBAS,
                             AS DOCUMENTATION AGENT

                                       AND

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                             AS ADMINISTRATIVE AGENT

--------------------------------------------------------------------------------

                         BANC ONE CAPITAL MARKETS, INC.
                       Lead Arranger and Sole Book Manager

--------------------------------------------------------------------------------

                           SIDLEY AUSTIN BROWN & WOOD
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
ARTICLE I:  DEFINITIONS.........................................................................................   1
         SECTION 1.01.        Definitions.......................................................................   1
         SECTION 1.02.        Accounting Terms and Determinations...............................................  15
         SECTION 1.03.        Types of Borrowings...............................................................  16
         SECTION 1.04.        Amendment and Restatement.........................................................  16

ARTICLE II:  THE CREDITS........................................................................................  16
         SECTION 2.01.        Borrowings; Swingline Loans.......................................................  16
         SECTION 2.02.        Notice of Borrowing...............................................................  19
         SECTION 2.03.        Notice to Banks; Funding of Loans.................................................  19
         SECTION 2.04.        Noteless Agreement; Evidence of Indebtedness......................................  21
         SECTION 2.05.        Maturity of Loans.................................................................  22
         SECTION 2.06.        Interest Rates....................................................................  22
         SECTION 2.07.        Facility Fees and Utilization Fees................................................  23
         SECTION 2.08.        Optional Termination or Reduction of Commitments..................................  24
         SECTION 2.09.        Mandatory Termination of Commitments..............................................  24
         SECTION 2.10.        Prepayments.......................................................................  24
         SECTION 2.11.        General Provisions as to Payments.................................................  25
         SECTION 2.12.        Funding Losses....................................................................  27
         SECTION 2.13.        Computation of Interest and Fees..................................................  27
         SECTION 2.14.        Withholding Tax Exemption.........................................................  27
         SECTION 2.15.        Judgment Currency.................................................................  28
         SECTION 2.16.        Lending Installations.............................................................  28
         SECTION 2.17.        The Letter of Credit Facility.....................................................  29

ARTICLE III:  CONDITIONS........................................................................................  36
         SECTION 3.01.        Effectiveness of the Original Credit Agreement....................................  36
         SECTION 3.02.        All Borrowings....................................................................  36
         SECTION 3.03.        Effectiveness of this Agreement...................................................  37

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES.....................................................................  38
         SECTION 4.01.        Corporate Existence and Power.....................................................  38
         SECTION 4.02.        Corporate and Governmental Authorization; No Contravention; Filing; No Immunity...  38
         SECTION 4.03.        Binding Effect....................................................................  39
         SECTION 4.04.        Financial Information.............................................................  39
         SECTION 4.05.        Litigation........................................................................  40
         SECTION 4.06.        Compliance with ERISA.............................................................  40
         SECTION 4.07.        Environmental Matters.............................................................  40
         SECTION 4.08.        Taxes.............................................................................  40
         SECTION 4.09.        Not an Investment Company.........................................................  40
         SECTION 4.10.        Compliance with Laws..............................................................  41
         SECTION 4.11.        Foreign Employee Benefit Matters..................................................  41

ARTICLE V:  COVENANTS...........................................................................................  41

                                        i             SIDLEY AUSTIN BROWN & WOOD

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
         SECTION 5.01.        Information.......................................................................  41
         SECTION 5.02.        Financial Covenants...............................................................  44
         SECTION 5.03.        Limitations on Debt...............................................................  45
         SECTION 5.04.        Negative Pledge...................................................................  46
         SECTION 5.05.        Consolidations, Mergers and Sale of Assets........................................  47
         SECTION 5.06.        Compliance with Laws..............................................................  47
         SECTION 5.07.        Use of Proceeds...................................................................  48
         SECTION 5.08.        Insurance.........................................................................  48
         SECTION 5.09.        Inspection........................................................................  48

ARTICLE VI:  DEFAULTS...........................................................................................  48
         SECTION 6.01.        Events of Default.................................................................  48
         SECTION 6.02.        Notice of Default.................................................................  51

ARTICLE VII:  THE AGENT.........................................................................................  51
         SECTION 7.01.        Appointment and Authorization.....................................................  51
         SECTION 7.02.        Agent and Affiliates..............................................................  51
         SECTION 7.03.        Action by Agent...................................................................  51
         SECTION 7.04.        Consultation with Experts.........................................................  51
         SECTION 7.05.        Liability of Agent................................................................  51
         SECTION 7.06.        Indemnification...................................................................  52
         SECTION 7.07.        Credit Decision...................................................................  52
         SECTION 7.08.        Successor Agent...................................................................  52
         SECTION 7.09.        Agent's and Arranger's Fee........................................................  52
         SECTION 7.10.        Agent, Arranger, Documentation Agents, Syndication Agents.........................  52

ARTICLE VIII:  CHANGE IN CIRCUMSTANCES..........................................................................  53
         SECTION 8.01.        Basis for Determining Interest Rate Inadequate or Unfair..........................  53
         SECTION 8.02.        Illegality........................................................................  53
         SECTION 8.03.        Increased Cost and Reduced Return.................................................  54
         SECTION 8.04.        Market Disruption.................................................................  56
         SECTION 8.05.        Substitute Loans..................................................................  57
         SECTION 8.06.        Substitution of Bank..............................................................  57

ARTICLE IX:  MISCELLANEOUS......................................................................................  58
         SECTION 9.01.        Notices...........................................................................  58
         SECTION 9.02.        No Waivers........................................................................  58
         SECTION 9.03.        Expenses; Documentary Taxes; Indemnification......................................  58
         SECTION 9.04.        Sharing of Set-Offs...............................................................  59
         SECTION 9.05.        Amendments and Waivers............................................................  59
         SECTION 9.06.        Successors and Assigns............................................................  60
         SECTION 9.07.        Collateral........................................................................  62
         SECTION 9.08.        Confidentiality...................................................................  63
         SECTION 9.09.        Severalty of Obligations..........................................................  63
         SECTION 9.10.        Illinois Law; Submission to Jurisdiction..........................................  63
         SECTION 9.11.        Counterparts; Integration.........................................................  63

                                       ii             SIDLEY AUSTIN BROWN & WOOD

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
         SECTION 9.12.        WAIVER OF JURY TRIAL; SERVICE OF PROCESS..........................................  63

ARTICLE X:  GUARANTY............................................................................................  64
         SECTION 10.01.       Guarantee of Obligations..........................................................  64
         SECTION 10.02.       Nature of Guaranty................................................................  65
         SECTION 10.03.       Waivers and Other Agreements......................................................  65
         SECTION 10.04.       Obligations Absolute..............................................................  65
         SECTION 10.05.       No Investigation by Banks or Agent................................................  66
         SECTION 10.06.       Indemnity.........................................................................  66
         SECTION 10.07.       Subordination, Subrogation, Reinstatement, Etc....................................  66

EXHIBITS

Exhibit A         -        Form of Note

Exhibit B         -        Form of Swingline Note

Exhibit C-1       -        Form of Opinion of Counsel for the Company

Exhibit C-2       -        Form of Opinion of Counsel for Masco Europe

Exhibit D         -        Form of Assignment and Assumption Agreement

Exhibit E         -        Form of Notice of Borrowing

Exhibit E-1       -        Form of Notice of Swingline Borrowing

Exhibit F         -         Form of Designation Agreement

Exhibit G         -        Form of L/C Request

                                    SCHEDULES

Commitment Schedule

Pricing Schedule

Schedule 1 - Administrative Agent's Eurocurrency Payment Office

                                        iii           SIDLEY AUSTIN BROWN & WOOD

                              AMENDED AND RESTATED
                        5-YEAR REVOLVING CREDIT AGREEMENT

                  This AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT dated as of November 8, 2002 is entered into among MASCO CORPORATION and MASCO EUROPE S.A.R.L., as borrowers, the BANKS party hereto as lenders, Commerzbank AG, New York and Grand Cayman Branches, and CITIBANK, N.A., as Syndication Agents, BNP PARIBAS, as Documentation Agent, and BANK ONE, NA (Main Office Chicago), as administrative agent to amend and restate the Original Credit Agreement. The parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

                  SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "ACQUIRED DEBT" means, with respect to any Person which previously became or hereafter becomes a Subsidiary, Debt of such Person which was outstanding before such Person became a Subsidiary and which was not created in contemplation of such Person becoming a Subsidiary; provided that such Debt shall no longer constitute "Acquired Debt" at any time that is more than six months after such Person becomes a Subsidiary.

                  "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

                  "AFFECTED BANK" has the meaning set forth in Section 8.06.

                  "AFFILIATE" means at any date a Person (other than a Consolidated Subsidiary) whose earnings or losses (or the appropriate proportionate share thereof) would be included in determining the Consolidated Net Income of the Company and its Consolidated Subsidiaries for a period ending on such date under the equity method of accounting for investments in common stock (and certain other investments).

                  "AGENT" means Bank One, NA in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

                  "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Banks, as reduced from time to time pursuant to the terms hereof.

                  "AGREED CURRENCIES" means (i) Dollars, (ii) so long as such currencies remain Eligible Agreed Currencies, euro, British Pounds Sterling, Canadian Dollars and Danish Krone, and (iii) any other Eligible Agreed Currency which the applicable Borrower requests the Swingline Lender to include as an Agreed Currency hereunder and which is acceptable to the Swingline Lender. For the purposes of this definition, each of the specific currencies referred to in clause (ii), above, shall mean and be deemed to refer to the lawful currency of the jurisdiction

                                        1             SIDLEY AUSTIN BROWN & WOOD
referred to in connection with such currency, e.g., "Danish Krone" means the lawful currency of Denmark.

                  "AGREEMENT," when used with reference to this Agreement, means this Amended and Restated 5-Year Revolving Credit Agreement dated as of November 8, 2002, as amended, modified, supplemented or restated from time to time after the date hereof.

                  "APPLICABLE LENDING OFFICE" means, with respect to any Bank,
(i) in the case of its Floating Rate Loans, its Domestic Lending Office and (ii) in the case of its Eurocurrency Loans, its Eurocurrency Lending Office.

                  "APPLICABLE MARGIN" means with respect to any Eurocurrency Loan, Floating Rate Loan, the facility fees payable under Section 2.07 or the Letter of Credit Fee payable under Section 2.17(H), as the case may be at any time, the percentage which is applicable at such time as set forth in the Pricing Schedule.

                  "APPROXIMATE EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Agent from time to time.

                  "ARRANGER" means Banc One Capital Markets, Inc.

                  "ASSIGNEE" has the meaning set forth in Section 9.06(C).

                  "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(C), and their respective successors. For purposes of Sections 2.14, 2.15, 2.16, 4.02(B), 5.01(K), 6.02, 8.01, 8.02, 8.03, 8.04, 8.05, 9.01, 9.02, 9.03, 9.07, 9.08 and
9.09, and Article X, the defined term "Bank" shall also be deemed to include, to the extent applicable, the Swingline Lender and the Issuing Bank.

                  "BANK ONE" means Bank One, NA (Main Office Chicago), a national banking association.

                  "BEHR" means Behr Process Corporation, a California corporation and a Wholly-Owned Subsidiary of the Company.

                  "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "BORROWERS" means the Company and Masco Europe, and "Borrower" means each of them, as the context may require.

                  "BORROWING" has the meaning set forth in Section 1.03.

                  "CHANGE IN LAW" has the meaning set forth in Section 8.03(A).

                                        2             SIDLEY AUSTIN BROWN & WOOD

                  "CLOSING DATE" means November 8, 2002.

                  "COMMITMENT" means (i) with respect to any Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule, or (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 9.06(C), in each case as such amount may be reduced from time to time pursuant to Section 2.08 or 2.09 or changed as a result of an assignment pursuant to
Section 9.06(C).

                  "COMMITMENT PERCENTAGE" means at any date of determination, with respect to any Bank, that percentage which the Commitment of such Bank then constitutes of the Aggregate Commitment or, if the Commitments have expired or been terminated, that percentage which the Commitment of such Bank constituted of the Aggregate Commitment immediately prior to such expiration or cancellation.

                  "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

                  "COMPANY" means Masco Corporation, a Delaware corporation, and its successors.

                  "COMPANY'S 2001 FORM 10-K" means the Company's annual report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                  "COMPANY'S EQUITY SECURITIES" means shares of any class of the Company's capital stock or options, warrants or other equity rights to acquire such shares.

                  "COMPUTATION DATE" is defined in Section 2.10(C).

                  "CONSOLIDATED ADJUSTED NET WORTH" means at any date (i) Consolidated Net Worth at such date less (ii) the amount (if any) by which the aggregate amount of all equity and other investments in Affiliates of the Company reflected in such Consolidated Net Worth exceeds $250,000,000.

                  "CONSOLIDATED CURRENT ASSETS" means at any date the consolidated current assets of the Company and its Consolidated Subsidiaries determined as of such date.

                  "CONSOLIDATED DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries (other than the guarantee obligations of the Company pursuant to that certain Facility and Guaranty Agreement, dated as of July 10, 2000, by and among the Company, Bank One, NA, as agent, and the other financial institutions from time to time parties thereto), determined on a consolidated basis as of such date.

                  "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period (considered as a single accounting period), but excluding the net income or deficit of any Person (other than the equity in earnings or losses of an Affiliate previously included in such consolidated net income determined under the equity method of accounting for investments) prior to the effective date on

                                        3             SIDLEY AUSTIN BROWN & WOOD
which it becomes a Consolidated Subsidiary or is merged into or consolidated with the Company or a Consolidated Subsidiary.

                  "CONSOLIDATED NET LOSS" has the meaning set forth in Section 5.02(A).

                  "CONSOLIDATED NET WORTH" means at any date the consolidated shareholders' equity of the Company and its Consolidated Subsidiaries determined as of such date.

                  "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.

                  "CONSOLIDATED TOTAL LIABILITIES" means at any date the aggregate of all liabilities or other items which would appear on the liability side of a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of such date, except the amount so appearing which constitutes Consolidated Net Worth.

                  "CONTINUING DIRECTOR" means any member of the Company's board of directors who either (i) was a member of such board as of the Closing Date or
(ii) has been thereafter or hereafter is elected to such board, or nominated for election by stockholders, by a vote of at least two-thirds of the directors who are Continuing Directors at the time of such vote; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

                  "CONVERSION/CONTINUATION NOTICE" is defined in Section
2.03(E).

                  "DEBT" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others for which such Person is contingently liable. In calculating the amount of any Debt at any date for purposes of this Agreement, accrued interest shall be excluded to the extent that it would be properly classified as a current liability for interest under the heading "Accrued liabilities" (and not under the heading "Notes payable") in a balance sheet prepared as of such date in accordance with the accounting principles and practices used in preparing the balance sheet referred to in Section 4.04(A) and the related footnotes thereto.

                  "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DESIGNATION AGREEMENT" has the meaning set forth in Section 9.06(F)(i).

                  "DESIGNATED LENDER" means, with respect to each Designating Lender, each

                                        4             SIDLEY AUSTIN BROWN & WOOD

Eligible Designee designated by such Designating Lender pursuant to Section 9.06(F).

                  "DESIGNATING LENDER" means, with respect to each Designated Lender, the Bank that designated such Designated Lender pursuant to Section 9.06(F).

                  "DISCLOSED LITIGATION" is defined in the definition of "Material Adverse Change".

                  "DOCUMENTATION AGENT" shall mean the Documentation Agent named in the first paragraph of this Agreement.

                  "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of such amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date provided for in Section 2.10.

                  "DOLLARS" and "$" shall mean the lawful currency of the United States of America.

                  "DOMESTIC BUSINESS DAY" means any day on which banks generally are open in New York, Detroit and Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

                  "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

                  "DOMESTIC SUBSIDIARY" means a Subsidiary which is incorporated under the laws of the United States of America or any state thereof.

                  "DRAW DATE" has the meaning set forth in Section 2.17(F).

                  "ELIGIBLE DESIGNEE" means a special purpose corporation, partnership, limited partnership or limited liability company that is administered or sponsored by a Bank or an Affiliate of a Bank and (i) is organized under the laws of the United States or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

                  "ELIGIBLE AGREED CURRENCY" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market,
(iv) which is convertible into Dollars in the international interbank market and
(v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Swingline Lender of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in

                                        5             SIDLEY AUSTIN BROWN & WOOD
the determination of the Swingline Lender, no longer readily available or freely traded or (z) in the determination of the Swingline Lender, an Equivalent Amount of such currency is not readily calculable, the Swingline Lender shall promptly notify the Agent and the applicable Borrower, and such currency shall no longer be an Agreed Currency until such time as the Swingline Lender agrees to reinstate such currency as an Agreed Currency and promptly, but in any event within five Eurocurrency Business Days of receipt of such notice from the Swingline Lender, the applicable Borrower shall repay all Swingline Loans in such affected currency or convert such Swingline Loans into Swingline Loans in Dollars or another Agreed Currency, subject to the other terms set forth in
Article II.

                  "ELIGIBLE SYNDICATED CURRENCY" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market,
(iv) which is convertible into Dollars in the international interbank market and
(v) as to which an Equivalent Amount may be readily calculated. If, with respect to any Syndicated Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Agent, no longer readily available or freely traded or (z) in the determination of the Agent, an Equivalent Amount of such currency is not readily calculable, the Agent shall promptly notify the Banks and the applicable Borrower, and such currency shall no longer be a Syndicated Currency until such time as all of the Banks agree to reinstate such currency as a Syndicated Currency and promptly, but in any event within five Eurocurrency Business Days of receipt of such notice from the Agent, the applicable Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars, subject to the other terms set forth in Article II.

                  "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

                  "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                                        6             SIDLEY AUSTIN BROWN & WOOD

                  "ERISA GROUP" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "EURO" and/or "EUR" means the lawful and single currency of the European Monetary Union.

                  "EUROCURRENCY BORROWING" is defined in Section 1.03.

                  "EUROCURRENCY BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                  "EUROCURRENCY LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurocurrency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to the Company and the Agent.

                  "EUROCURRENCY LOAN" means a Loan to be made by a Bank which is to bear interest at the Eurocurrency Rate in accordance with the applicable Notice of Borrowing.

                  "EUROCURRENCY MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

                  "EUROCURRENCY PAYMENT OFFICE" of the Agent shall mean, for each of the Syndicated Currencies, the office, branch, affiliate or correspondent bank of the Agent specified as the "Eurocurrency Payment Office" for such currency in Schedule 1 hereto or such other office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to the Company, the relevant Borrowers and each Bank as its Eurocurrency Payment Office.

                  "EUROCURRENCY RATE" means, with respect to a Eurocurrency Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (b) one minus the Eurocurrency Reserve Percentage, plus (ii) the Eurocurrency Margin.

                  "EUROCURRENCY REFERENCE RATE" means, with respect to a Eurocurrency Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in the applicable Syndicated Currency appearing on Reuters Screen FRBD or Reuters Screen FRBE, as applicable, as of 11:00 a.m. (London time) two Eurocurrency Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD or Reuters Screen FRBE is not available to the Agent for any reason, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in the applicable Syndicated Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Eurocurrency Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period,

                                        7             SIDLEY AUSTIN BROWN & WOOD
and (ii) if no such British Bankers' Association Interest Settlement Rate is available, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in the applicable Syndicated Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Eurocurrency Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurocurrency Loan and having a maturity equal to such Interest Period.

                  "EUROCURRENCY RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

                  "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to Bank One from three Federal funds brokers of recognized standing selected it on such day on such transactions as determined by the Agent in its sole discretion.

                  "FISCAL QUARTER" means a fiscal quarter of the Company.

                  "FISCAL YEAR" means a fiscal year of the Company.

                  "FLOATING RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the Federal Funds Effective Rate plus 1/2% per annum for such day.

                  "FLOATING RATE LOAN" means a Loan to be made by a Bank or the Swingline Lender which is to bear interest at the Floating Rate in accordance with the applicable Notice of Borrowing or otherwise pursuant to this Agreement.

                  "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, and of its Subsidiaries or any members of its ERISA Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

                                        8             SIDLEY AUSTIN BROWN & WOOD

                  "FOREIGN PENSION PLAN" means any employee pension plan as described in Section 3(2) of ERISA for which any member of the ERISA Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, and of its Subsidiaries or any member of its ERISA Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law or terms of such Foreign Pension Plan, is required to be funded through a trust.

                  "GUARANTEED OBLIGATIONS" has the meaning set forth in Section 10.01(A).

                  "GOVERNMENTAL ACTS" has the meaning set forth in Section 2.17(J) hereof.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision or agency thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HIGH QUALITY INVESTMENT" means any investment in (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof,
(ii) commercial paper rated at least A-1 by S&P and at least P-1 by Moody's or
(iii) time deposits with, including certificates of deposit issued by, any Bank which was a party to this Agreement on the Closing Date or any office located in the United States of America of any bank or trust company which is organized under the laws of the United States of America or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000; provided in each case that such investment matures within six months from the date of acquisition thereof by the Company or a Subsidiary.

                  "INTERCOMPANY INDEBTEDNESS" has the meaning set forth in
Section 10.07.

                  "INTEREST PERIOD" means:

                  (A) with respect to each Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter (or such longer or shorter period requested by the Borrower and acceptable to all of the Banks), as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                           (i) any Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall be extended to the next succeeding Eurocurrency Business Day unless such Eurocurrency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurocurrency Business Day,

                           (ii) any Interest Period which begins on the last Eurocurrency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurocurrency Business Day of a calendar month, and

                           (iii) no Borrower may select an Interest Period that ends after the Termination Date,

                                        9             SIDLEY AUSTIN BROWN & WOOD

                  (B) with respect to each Floating Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter or other mutually agreeable period acceptable between Agent and the Borrower; provided that:

                           (i) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                           (ii) no Borrower may select an Interest Period that ends after the Termination Date.

                  (C) with respect to each Swingline Loan bearing a fixed rate of interest, the period commencing on the date such Swingline Loan is made by the Swingline Lender and ending on the date agreed to between the Swingline Lender and the applicable Borrower in accordance with Section 2.01(B).

                  "ISSUING BANK" means (i) Bank One or any of its Affiliates in its capacity as an Issuing Bank hereunder with respect to each Letter of Credit issued by Bank One or any such Affiliate pursuant to Section 2.17 hereof and
(ii) any Lender or any of its Affiliates (other than Bank One or any of its Affiliates) consented to (x) prior to a Default, by the Agent and the Borrower and (y) after the occurrence and during the continuance of a Default, by the Agent (in each case, which consent shall not be unreasonably withheld or delayed) in such Lender's capacity as an Issuing Bank hereunder with respect to any and all Letters of Credit issued by such Lender in its sole discretion upon the Borrower's request pursuant to Section 2.17 hereof. All references contained in this Agreement and the other instruments, documents or agreements from time to time executed or delivered in connection herewith to "the Issuing Bank" shall be deemed to apply equally to each of the institutions referred to in clauses
(i) and (ii) of this definition in their respective capacities as Issuing Banks of any and all Letters of Credit issued by each such institution, together with their respective successors and assigns.

                  "L/C ACCOUNT PARTY" has the meaning set forth in Section 2.17(A) hereof.

                  "L/C DRAFT" means a draft drawn on the Issuing Bank pursuant to a Letter of Credit.

                  "L/C INTEREST" has the meaning set forth in Section 2.17(E) hereof.

                  "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iii) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied); provided, however, that for the purpose of calculating the facility fees and utilization fees set forth in Section 2.07 of this Agreement and in Section 2.07 of the 364-Day Credit Agreement, "L/C Obligations" shall exclude the amounts referred to in this clause (iii).

                  "L/C REQUEST" has the meaning set forth in Section 2.17(C).

                                        10            SIDLEY AUSTIN BROWN & WOOD

                  "LENDING INSTALLATION" means, with respect to a Bank or the Agent, the office, branch, subsidiary or affiliate of such Bank or the Agent with respect to each Syndicated Currency listed on the administrative information sheets provided to the Agent in connection herewith or otherwise selected by such Bank or the Agent pursuant to Section 2.16.

                  "LETTER OF CREDIT" means any irrevocable standby letter of credit to be issued by the Issuing Bank pursuant to Section 2.17(A) hereof.

                  "LETTER OF CREDIT FEE" has the meaning set forth in Section 2.17(H).

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset; provided that a subordination agreement shall not be deemed to create a Lien. For the purposes of this Agreement, the Company or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other similar title retention agreement relating to such asset.

                  "LITIGATION CHARGE" is defined in the definition of "Material Adverse Change".

                  "LITIGATION DEVELOPMENT" is defined in the definition of "Material Adverse Change".

                  "LITIGATION LIABILITY" is defined in the definition of "Material Adverse Change".

                  "LOAN" means a loan made by a Bank or the Swingline Lender pursuant to Section 2.01.

                  "MASCO EUROPE" means Masco Europe, S.a.r.l., a wholly-owned Subsidiary of the Company organized under the laws of the Grand Duchy of Luxembourg, and its successors.

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, considered as a whole, from December 31, 2001, as reflected in the financial statements referred to in Section 4.04(A); it being understood that the events and developments relating to litigation initiated in the State of Washington or any other jurisdiction against the Company and/or Behr in connection with Behr's wood coating products, as more particularly described in the statements on Form 8-K filed by the Company with the Securities and Exchange Commission on each of September 18, 2002, September 19, 2002, October 4, 2002 and October 29, 2002 (the "Disclosed Litigation"), shall not constitute a Material Adverse Change unless and until:

                  (a) one of the following events shall have occurred (in each case, a "Litigation Development"):

                  (x) adjudication or settlement of final liability in any case or group of cases in which Behr, the Company or any of their Subsidiaries is ordered to pay or is bound by one or more agreements to pay an amount (the aggregate

                                        11            SIDLEY AUSTIN BROWN & WOOD
                           amount of such payment, or the maximum amount if the amount is provided in a range, except to the extent covered by insurance for which the applicable insurer has not disclaimed liability, the "Litigation Liability"); or

                  (y) the Company has elected to (or the Securities and Exchange Commission, the Financial Standards Accounting Board or any other governmental, quasi-governmental or regulatory authority requires the Company to) take a charge against earnings in connection with the Disclosed Litigation (a "Litigation Charge"); and

                  (b) within five (5) Domestic Business Days after any Litigation Liability arises, or on or before the date on which any Litigation Charge is taken, as the case may be, the Company has failed to demonstrate to the satisfaction of the Administrative Agent in a Pro Forma Compliance Certificate from its chief financial officer or treasurer, after giving effect to such Litigation Liability or Litigation Charge and the incurrence of any indebtedness or the issuance of any equity in connection therewith, compliance with the financial covenants set forth in Sections 5.02 through 5.04 on a pro forma basis as if the Litigation Liability or the obligation to take the Litigation Charge (and any related indebtedness or equity issuance) arose on the last day of the immediately preceding fiscal quarter for which unaudited or audited financial statements are then available; provided, however, that once the Company has delivered a Pro Forma Compliance Certificate in connection with any Litigation Development (including the Pro Forma Compliance Certificate delivered on the Closing Date), the Company may continue to rely on such Pro Forma Compliance Certificate unless and until a subsequent Litigation Liability or Litigation Charge arises that increases the aggregate amount of Litigation Liabilities or Litigation Charges from those reflected in such Pro Forma Compliance Certificate.

                  "MATERIAL DEBT" means Debt (other than the Loans and L/C Obligations) of the Company and/or one or more of its Subsidiaries, arising (i) in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $50,000,000 or (ii) under the 364-Day Credit Agreement.

                  "MATERIAL FOREIGN PENSION PLAN" has the meaning set forth in
Section 6.01(I).

                  "MATERIAL PLAN" has the meaning set forth in Section 6.01(I).

                  "MOODY'S" has the meaning set forth in the Pricing Schedule.

                  "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "NATIONAL CURRENCY UNIT" means the unit of currency (other than a euro) of each

                                        12            SIDLEY AUSTIN BROWN & WOOD
member state of the European Union that participates in the third stage of EMU.

                  "NOTES" means any promissory notes of the Borrowers, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrowers to repay the Loans, or the Swingline Note, as the case may be, and "Note" means any one of such promissory notes issued hereunder.

                  "NOTICE OF BORROWING" is defined in Section 2.02.

                  "NOTICE OF SWINGLINE BORROWING" is defined in Section 2.02.

                  "ORIGINAL CLOSING DATE" means November 6, 2000.

                  "ORIGINAL CREDIT AGREEMENT" means that certain 5-Year Revolving Credit Agreement entered into as of the Original Closing Date among the Borrowers, the financial institutions parties thereto and Bank One, NA, as administrative agent, as amended or otherwise modified as of the date hereof.

                  "PARENT" means, with respect to any Bank, any Person controlling such Bank.

                  "PARTICIPANT" has the meaning set forth in Section 9.06(B).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

                  "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its Parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "PRIOR PLAN" means at any time (i) any Plan which at such time is no longer maintained or contributed to by any member of the ERISA Group or
(ii) any Multiemployer Plan to which no member of the ERISA Group is at such time any longer making contributions or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions.

                                        13            SIDLEY AUSTIN BROWN & WOOD

                  "PRO FORMA COMPLIANCE CERTIFICATE" is defined in Section 5.01
(C).

                  "REFUNDING BORROWING" means a Borrowing or a Letter of Credit issuance which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of the Loans made by any Bank or the aggregate face amount of the Letters of Credit issued by the Issuing Bank.

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIMBURSEMENT OBLIGATION" has the meaning set forth in
Section 2.17(F).

                  "REPLACEMENT BANK" has the meaning set forth in Section 8.06.

                  "REQUIRED BANKS" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, holding or otherwise required to participate in more than 50% of the aggregate unpaid principal amount of the Loans and the issued and outstanding Letters of Credit.

                  "S&P" has the meaning set forth in the Pricing Schedule.

                  "SIGNIFICANT SUBSIDIARIES" means any of Masco Europe or any one or more Subsidiaries which, if considered in the aggregate as a single Subsidiary, would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934. For purposes of this Agreement, a type of event shall not be deemed to have occurred with respect to Significant Subsidiaries unless such type of event has occurred with respect to each of the Subsidiaries required to be included to constitute "Significant Subsidiaries" as defined in the preceding sentence.

                  "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries.

                  "SWINGLINE AMOUNT" is defined in Section 2.01(B).

                  "SWINGLINE LENDER" means Bank One.

                  "SWINGLINE LOAN" means any loan made by the Swingline Lender pursuant to Section 2.01(B) and, if requested by the Swingline Lender, evidenced by a Swingline Note.

                  "SWINGLINE NOTE" means any promissory note of the Borrowers evidencing the Swingline Loans, in substantially the same form as Exhibit B hereto, as amended, modified, supplemented or restated at the time such Swingline Loan is made to the applicable Borrower.

                  "SYNDICATED CURRENCIES" means (i) Dollars and (ii) so long as such currency shall remain an Eligible Syndicated Currency, euro.

                                        14            SIDLEY AUSTIN BROWN & WOOD

                  "SYNDICATION AGENTS" shall mean the Syndication Agents named in the first paragraph of this Agreement.

                  "364-DAY CREDIT AGREEMENT" means that certain 364-Day Revolving Credit Agreement, dated as of November 8, 2002 among the Borrowers, Bank One, NA, as Administrative Agent and the financial institutions from time to time parties thereto as lenders, as the same may be amended, restated, supplemented, renewed, extended, refinanced or otherwise modified from time to time.

                  "364-DAY REVOLVING TERMINATION DATE" is defined in Section
2.07.

                  "TERMINATION DATE" means November 4, 2005 or, if such day is not a Eurocurrency Business Day, the next preceding Eurocurrency Business Day.

                  "TREATY ON EUROPEAN UNION" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), as amended from time to time.

                  "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent (and the Agent shall promptly notify each Bank of the contents of any such notice) that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend

                                        15            SIDLEY AUSTIN BROWN & WOOD

Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

                  SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement as "types" of Borrowings either by reference to the pricing of the Loans comprising such Borrowing (e.g., a "Eurocurrency Borrowing" is a Borrowing comprised of Eurocurrency Loans) or by reference to the provisions of Article II under which participation therein is determined (e.g., a "Borrowing" is a Borrowing under Section 2.01(A) in which all Banks participate in proportion to their Commitments).

                  SECTION 1.04. Amendment and Restatement. It is the intent of the parties hereto that this Agreement (i) shall re-evidence, in part, the Borrowers' obligations and indebtedness under the Original Credit Agreement,
(ii) is entered into in substitution for, and not in payment of, the obligations and indebtedness of the Borrowers under the Original Credit Agreement and (iii) is in no way intended to constitute a novation of any of the Borrowers' obligations and indebtedness which were evidenced by the Original Credit Agreement or any of the other instruments, documents or agreements delivered or executed in connection therewith. Notwithstanding any suggestion herein to the contrary, all Loans made and obligations incurred under the Original Credit Agreement which are outstanding on the Closing Date shall continue as Loans and obligations under (and shall be governed by the terms of) this Agreement. All references herein to "hereunder," "hereof," or words of like import, and all references in any other instrument, document or agreement delivered or executed in connection with the Original Credit Agreement, to the "Credit Agreement" or words of like import shall mean and be a reference to the Original Credit Agreement as amended and restated hereby (and any section references in such instruments, documents or agreements to the Original Credit Agreement shall refer to the applicable equivalent provision set forth herein although the section number thereof may have changed).

                            ARTICLE II: THE CREDITS

                  SECTION 2.01. Borrowings; Swingline Loans.

                  (A) Borrowings. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to continue to make loans to the Company or Masco Europe pursuant to this Section 2.01(A) from time to time on and after the Closing Date to but excluding the Termination Date in any Syndicated Currency; provided that (i) the aggregate principal Dollar Amount of the Loans made by such Bank at any one time outstanding shall not exceed the amount of its available Commitment at that time, (ii) each Bank's Commitment shall be deemed utilized by an amount equal to such Bank's Commitment Percentage of each Swingline Loan plus such Bank's Commitment Percentage of the L/C Obligations for purposes of determining the amount of Loans required to be made by such Bank hereunder, (iii) Floating Rate Loans shall only be

                                        16            SIDLEY AUSTIN BROWN & WOOD
         made in Dollars, and (iv) the aggregate principal Dollar Amount of Eurocurrency Loans denominated in euro shall not exceed $750,000,000. Each Borrowing under this Section 2.01(A) shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (or the Approximate Equivalent Amounts if denominated in euro, and except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(B)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay, or to the extent permitted by Section 2.10, prepay Loans and reborrow at any time under this Section (it being understood and agreed that Masco Europe shall be liable only to repay Loans made to Masco Europe). Amounts repaid pursuant to Section 8.02 shall not be reborrowed except as provided therein.

                  (B)      Swingline Loans.

                           (i) Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to continue to make Swingline Loans to the Company or Masco Europe from time to time on any Domestic Business Day (if such Swingline Loan is denominated in Dollars) or on any Eurocurrency Business Day (if such Swingline Loan is denominated in an Agreed Currency other than Dollars) during the period on and after the Closing Date to but excluding the Termination Date in any Agreed Currency in the aggregate principal Dollar Amount not to exceed the lesser of (A) $150,000,000 (the "Swingline Amount") and (B) the unused portion of the Aggregate Commitment as of such Domestic Business Day or Eurocurrency Business Day, as the case may be; provided, that the Aggregate Commitment shall be deemed utilized by the aggregate principal Dollar Amount of the Loans outstanding at that time plus the aggregate amount of L/C Obligations at that time. Each Swingline Loan shall be in a principal amount of $1,000,000 or any integral multiple thereof, or if denominated in an Agreed Currency other than Dollars, the Approximate Equivalent Amount or such other minimum amounts and multiples as the Swingline Lender shall determine. Each Swingline Loan shall bear interest as set forth in Section 2.06. Each Swingline Loan shall be repaid with interest on the thirtieth (30th) day after such Swingline Loan is made (or such shorter period as the Swingline Lender and the applicable Borrower shall have agreed); provided, that upon receipt of written notice from the applicable Borrower no fewer than four Eurocurrency Business Days prior to such Swingline Loan's due date, the Swingline Lender may in its sole and absolute discretion agree to continue such Swingline Loan as a Swingline Loan for an additional thirty (30) day period; provided, however, that no Swingline Loan may be outstanding as a Swingline Loan for a period greater than 180 consecutive days; provided, further, that Masco Europe shall be liable only to repay Swingline Loans made to Masco Europe.

                           (ii) The Swingline Lender may at any time in its sole and absolute discretion require that any Swingline Loan be refunded by a Borrowing in Dollars to the applicable Borrower from the Banks. If any Swingline Loan is not repaid by the applicable Borrower on the date when due, each Bank will make available a Borrowing the proceeds of which will be used to repay the Swingline Loan. In

                                        17            SIDLEY AUSTIN BROWN & WOOD
                  each case, upon written notice thereof by the Swingline Lender to the Agent, the Banks, the relevant Borrower and the Company, the Company shall be deemed to have requested a Borrowing in an amount equal to the Dollar Amount of such Swingline Loan and such Borrowing shall be made to refund such Swingline Loan (and the minimum amounts in Section 2.01(A) are not applicable to such Borrowing). Any Swingline Loan outstanding in an Agreed Currency other than Dollars shall, upon the giving of such notice by the Swingline Lender, immediately and automatically be converted to and redenominated in Dollars equal to the Equivalent Amount of each such Swingline Loan determined as of the date of such conversion. Each Bank shall be absolutely and unconditionally obligated to fund its Commitment Percentage of such Borrowing or, if applicable, to purchase a participation interest in the Swingline Loans pursuant to Section 2.01(B)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank has or may have against the Swingline Lender, the Agent or the Company or any of its Subsidiaries or anyone else for any reason whatsoever (including without limitation any failure to comply with the requirements of Section 3.02, other than the Swingline Lender making a Swingline Loan when it had received written notice from the Company, Masco Europe or any Lender of the existence of a Default); (B) the occurrence or continuance of a Default, subject to Section 2.01(B)(iii); (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (D) any breach of this Agreement by the Company or Masco Europe or any other Bank; or
                  (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation the Company's or Masco Europe's failure to satisfy any conditions contained in Article III or any other provision of this Agreement, so long as the Swingline Lender did not have any specific written notice from the Company, Masco Europe or a Bank that the conditions to making a Swingline Loan were not satisfied at the time such Swingline Loan was made).

                           (iii) If, for any reason (including without limitation as a result of the occurrence of a Default with respect to the Company pursuant to Sections 6.01(G) or (H)) Loans may not be made by the Banks as described in Section 2.01(B)(ii), then (A) the relevant Borrower agrees that each Swingline Loan not paid pursuant to Section 2.01(B)(ii) shall bear interest, payable on demand by the Swingline Lender, at the rate per annum equal to the sum of 2% plus the Floating Rate, (B) the Borrowers agree that each Swingline Loan outstanding in an Agreed Currency other than Dollars shall be immediately and automatically converted to and redenominated in Dollars equal to the Equivalent Amount of such Swingline Loan determined as of the date of such conversion, and (C) effective on the date each such Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default, in lieu of deemed disbursement of loans, to the extent of such Bank's Commitment, purchase a participation interest in the Swingline Loans by paying its Commitment Percentage thereof, provided, however, that no Bank shall be obligated to purchase such participation in a Swingline Loan made by the

                                        18            SIDLEY AUSTIN BROWN & WOOD

                  Swingline Lender when it had received written notice from the Company, Masco Europe or any Bank of the existence of a Default. Each Bank will immediately transfer to the Swingline Lender, in same day funds, the amount of its participation. Each Bank shall share based on its Commitment Percentage in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Swingline Lender, such Bank and the Company severally agree to pay to the Swingline Lender forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swingline Lender until the date such amount is paid to the Swingline Lender, at (x) in the case of the Company, at the interest rate specified above and (y) in the case of such Bank, the Federal Funds Effective Rate for the first three days and at the interest rate specified above thereafter.

                  SECTION 2.02. Notice of Borrowing. Each Borrower shall give the Agent notice substantially in the form of Exhibit E (a "Notice of Borrowing") not later than 10:00 a.m. (Detroit time) on (x) the date of each Floating Rate Borrowing, (y) the third Eurocurrency Business Day before each Eurocurrency Borrowing in Dollars to the Company, and (z) the fifth Eurocurrency Business Day before each Eurocurrency Borrowing in euro to the Company or in any Syndicated Currency to Masco Europe, specifying:

                  (A) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Eurocurrency Business Day in the case of a Eurocurrency Borrowing,

                  (B) the aggregate amount and Syndicated Currency of such Borrowing,

                  (C) whether the Loans comprising such Borrowing are to be Floating Rate Loans or Eurocurrency Loans, and

                  (D) in the case of a Eurocurrency Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  The Company, or Masco Europe if authorized by the Company, shall give the Swingline Lender notice of its request for each Swingline Loan substantially in the form of Exhibit E-1 (a "Notice of Swingline Borrowing") not later than 1:00 p.m. (Detroit time) on the same Domestic Business Day or Eurocurrency Business day, as applicable, such Swingline Loan in Dollars is requested to be made to the Company, and not later than the time agreed upon by the applicable Borrower and the Swingline Lender with respect to any other Swingline Loan. The Agent will make the Swingline Loans available to the applicable Borrower at its relevant Eurocurrency Payment Office.

                  SECTION 2.03. Notice to Banks; Funding of Loans.

                  (A) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                                        19            SIDLEY AUSTIN BROWN & WOOD

         Promptly after its receipt of notice from the Issuing Bank pursuant to
         Section 2.17(D)(i), the Agent will notify each Bank of the contents of each L/C Request hereunder.

                  (B) Not later than 12:00 Noon (Detroit time) on the date of each Borrowing, and not later than 12:00 Noon (London time) on the date of each Borrowing requested by Masco Europe, each Bank participating therein shall (except as provided in subsection (C) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in Detroit or London, as the case may be, to the Agent at its relevant address referred to in Section 9.01 or otherwise specified in writing by the Agent to the Banks. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Company at the Agent's aforesaid address in the United States or, to Masco Europe by wire transfer in immediately available funds to Masco Europe's account maintained at Bank One in London, as applicable.

                  (C) If any Bank makes a new Loan hereunder on a day on which the Borrower requesting such Loan is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (B) of this Section, or remitted by such Borrower to the Agent as provided in Section 2.11, as the case may be.

                  (D) Unless the Agent shall have received notice from a Bank prior to the time of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (B) and (C) of this Section and the Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the relevant Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Effective Rate and the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing in this Section 2.03(D) shall relieve such Bank or any other Bank of its obligation to make its share of each Borrowing available to the Agent in accordance with the terms of this Agreement.

                  (E) Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Loans pursuant to this Section 2.03(E) or are repaid in accordance with Section 2.10. Each Eurocurrency Loan shall continue as a Eurocurrency Loan until the end of the then applicable Interest Period therefor, at which time:

                                        20            SIDLEY AUSTIN BROWN & WOOD

                           (i) each such Eurocurrency Loan denominated in Dollars shall be automatically converted into a Floating Rate Loan unless (x) such Eurocurrency Loan is or was repaid in accordance with Section 2.10 or (y) the relevant Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Loan either continue as a Eurocurrency Loan for the same or another Interest Period or be converted into a Floating Rate Loan; and

                           (ii) each such Eurocurrency Loan denominated in euro shall automatically continue as a Eurocurrency Loan in euro with an Interest Period of one month unless (x) such Eurocurrency Loan is or was repaid in accordance with Section
                  2.10 or (y) the relevant Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Loan continue as a Eurocurrency Loan for the same or another Interest Period.

                  Subject to the terms of Section 2.01(A), the Borrowers may elect from time to time to convert all or any part of a Loan of any type into any other type or types of Loans denominated in the same or any other Syndicated Currency; provided that any conversion of any Eurocurrency Loan shall be made on, and only on, the last day of the Interest Period applicable thereto. The relevant Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion or continuation of a Loan not later than 10:00 a.m. (Detroit time) at least one Domestic Business Day, in the case of a conversion into or continuation of a Floating Rate Loan, three Eurocurrency Business Days, in the case of a conversion into or continuation by the Company of a Eurocurrency Loan denominated in Dollars, or five Eurocurrency Business Days, in the case of either (x) a conversion into or continuation of a Eurocurrency Loan denominated in euro by the Company or (y) a conversion or continuation of any Eurocurrency Loan by Masco Europe, prior to the date of the requested conversion or continuation, specifying:

                                    (a)      the requested date, which shall be
                           a Domestic Business Day or in the case of a conversion into or continuation of a Eurocurrency Loan, a Eurocurrency Business Day, of such conversion or continuation, and

                                    (b)      the Syndicated Currency, amount and
                           type(s) of Loan(s) into which such Loan is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Loan, the duration of the Interest Period applicable thereto.

                  SECTION 2.04. Noteless Agreement; Evidence of Indebtedness.

                  (A) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

                                       21             SIDLEY AUSTIN BROWN & WOOD

                  (B) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder, (c) the original stated amount of each Letter of Credit and the amount of the L/C Obligations outstanding at any time and (d) the amount of any sum received by the Agent hereunder from each Borrower and each Bank's share thereof.

                  (C) The entries maintained in the accounts maintained pursuant to paragraphs (A) and (B) above shall be prima facie evidence of the existence and amounts of the Loans (including the principal and interest owing) therein recorded; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (including the principal and interest owing) in accordance with their terms.

                  (D) Any Bank or the Swingline Lender may request that its Loans be evidenced by a Note. In such event, each Borrower requested by such Bank or the Swingline Lender shall prepare, execute and deliver to such Bank or Swingline Lender, as the case may be, a Note payable to the order of such Bank or Swingline Lender in substantially the form of Exhibit A in the case of any Bank or the form of Exhibit B in the case of the Swingline Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to this Agreement) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to this Agreement, except to the extent that any such Bank or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (A) and (B) above.

                  SECTION 2.05. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  SECTION 2.06. Interest Rates.

                  (A) Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Floating Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or overdue interest on any Floating Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Floating Rate for such day.

                  (B) Each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Eurocurrency Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                                       22             SIDLEY AUSTIN BROWN & WOOD

                  (C) Any overdue principal of or interest on any Eurocurrency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the Eurocurrency Rate applicable to such Loan prior to its maturity and (ii) the Eurocurrency Rate which would be applicable to a Eurocurrency Loan to the relevant Borrower hereunder made on such date for a period of one day (or, if such amount due remains unpaid more than three Eurocurrency Business Days, then for such other period of time not longer than six months as the Agent may elect, or, if the circumstances described in Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Floating Rate for such day).

                  (D) Each Swingline Loan shall bear interest (a) for Dollar denominated Swingline Loans, at such rate as shall be quoted by the Swingline Lender to the relevant Borrower, but which interest rate shall not exceed the Floating Rate, and (b) for Swingline Loans denominated in an Agreed Currency other than Dollars, at the applicable local rate of interest as determined by the Swingline Lender and quoted by the Swingline Lender to the relevant Borrower as adjusted for associated cost rates or other applicable reserve rate, as applicable, and, in each case, as agreed between the relevant Borrower and the Swingline Lender at the time such Swingline Loan is made.

                  (E) The Agent shall determine each interest rate applicable to the Loans (other than Swingline Loans) hereunder. The Swingline Lender shall determine each interest rate applicable to the Swingline Loans hereunder. The Agent shall give prompt notice to the relevant Borrowers and the participating Banks, and the Swingline Lender shall give prompt notice to the relevant Borrowers and the Agent, in each case, by telex, cable or facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error (provided that the determination of such amount or amounts is made on a reasonable basis).

                  SECTION 2.07. Facility Fees and Utilization Fees.

                  (A) The Company shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a facility fee calculated for each day at the facility fee rate for such day determined in accordance with the Pricing Schedule. Such facility fee shall accrue for each day (i) from and including the Closing Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the Aggregate Commitment (whether used or unused) in effect on such day and (ii) from and including such date of termination of the Commitments to but excluding the date the Loans and L/C Obligations shall be repaid in their entirety, on the aggregate principal amount of the Loans and L/C Obligations outstanding on such day.

                  (B) Prior to the earlier of (a) the date of termination of the "Commitments" and the repayment in full in cash of all of the "Loans" under (and as such terms are defined in) the 364-Day Credit Agreement and (b) the "Conversion Date" (as defined in the 364-Day Credit Agreement) (such date being the "364-Day Revolving Termination Date"), for each day on which the sum of (x) the aggregate principal amount of outstanding Loans and L/C Obligations hereunder plus (y) the aggregate principal


                                       23             SIDLEY AUSTIN BROWN & WOOD
         amount of outstanding "Loans" under (and as defined in) the 364-Day Credit Agreement exceeds 33% of the sum of (i) the Aggregate Commitment hereunder plus (ii) the "Aggregate Commitment" under (and as defined in) the 364-Day Credit Agreement, a utilization fee at the per annum rate set forth on the Pricing Schedule will accrue on the aggregate principal amount of outstanding Loans and L/C Obligations for the ratable benefit of the Banks. From and after the 364-Day Revolving Termination Date, for each day on which the aggregate principal amount of outstanding Loans and L/C Obligations exceeds 33% of the Aggregate Commitment, a utilization fee at the per annum rate set forth on the Pricing Schedule will accrue on the aggregate principal amount of outstanding Loans and L/C Obligations for the ratable benefit of the Banks. No utilization fee shall accrue on the Swingline Loans. For any date of determination, such utilization fee shall be calculated using
         (i) for each Eurocurrency Loan, the Dollar Amount of such Eurocurrency Loan determined as of the date two Eurocurrency Business Days prior to the Borrowing Date, or, if applicable, date of conversion/continuation, of such Eurocurrency Loan, (ii) for each Swingline Loan bearing a fixed rate of interest, the Dollar Amount of such Swingline Loan determined as of the date the Swingline Lender shall quote such fixed rate of interest to the applicable Borrower, and (iii) for each Swingline Loan bearing a floating rate of interest, the Dollar Amount of such Swingline Loan determined as of such date of determination.

                  (C) Fees accrued under this Section shall be payable quarterly in arrears on the date fifteen days after the last day of each March, June, September and December and upon the termination of the Commitments in their entirety (and, if later, the date the Loans and L/C Obligations shall be repaid in their entirety).

                  SECTION 2.08. Optional Termination or Reduction of
Commitments.

                  (A) The Company may, upon at least three Eurocurrency Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans or L/C Obligations are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans and the L/C Obligations.

                  (B) Upon receipt of a notice of termination or reduction pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of the new amount (if any) of such Bank's Commitment and such notice shall not thereafter be revocable by the Company.

                  SECTION 2.09. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans and Reimbursement Obligations then outstanding (together with accrued interest thereon) shall be due and payable on such date (or such earlier date as the Loans and Reimbursement Obligations shall become due and payable pursuant to
Article VI).

                  SECTION 2.10. Prepayments.

                                       24             SIDLEY AUSTIN BROWN & WOOD

                  (A) The Borrowers (i) may prepay any Floating Rate Borrowing or Swingline Loan at any time without penalty on the same day or (ii) upon at least five Eurocurrency Business Days' notice to the Agent, subject to Section 2.12, prepay any Eurocurrency Borrowing, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000 (or the Approximate Equivalent Amounts if denominated in euro), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                  (B) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  (C) The Agent will determine the Dollar Amount of (i) each Eurocurrency Borrowing as of the date two Eurocurrency Business Days prior to the Borrowing Date, or if applicable, date of conversion/continuation of such Borrowing, and (ii) all outstanding Borrowings (including all Swingline Loans) on and as of the last Eurocurrency Business Day of each quarter and on any other Eurocurrency Business Day elected by the Agent in its discretion or upon instruction by the Required Banks. Each day upon or as of which the Agent determines Dollar Amounts as described in the preceding sentence is herein described as a "Computation Date". If, on any Computation Date, as a result of fluctuations in currency exchange rates the Dollar Amount of (A) the aggregate principal amount of all outstanding Loans and L/C Obligations exceeds one hundred five percent of the Aggregate Commitment, or (B) the aggregate principal amount of all Eurocurrency Loans denominated in euro exceeds $787,500,000, or (C) the aggregate principal amount of all outstanding Swingline Loans exceeds one hundred five percent of the Swingline Amount, the Borrowers shall (x) in the case of an event described in clause (A) above, immediately repay Loans in an aggregate principal amount sufficient to eliminate any such excess and (y) in the case of an event described in clause (B) or (C) above, on the earlier of the next succeeding date of Borrowing of any Loan or date of conversion or continuation of any Loan, repay the Loans in an aggregate principal amount sufficient to eliminate any such excess.

                  SECTION 2.11. General Provisions as to Payments.

                  (A) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 p.m. (local time) in the relevant currency on the date when due to the Agent at its address referred to in Section 9.01 or at any other Lending Installation of the Agent with respect to such obligation as specified in writing by the Agent to the Borrowers; provided, however, that the Borrower shall make payments required to be made directly to the Issuing Bank pursuant to Section 2.17 in the aforementioned manner and at the branch agreed to by the Issuing Bank and the Company. Whenever any payment of principal of, or interest on, the Floating Rate Loans or of Reimbursement Obligations or fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding

                                       25             SIDLEY AUSTIN BROWN & WOOD

         Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurocurrency Loans shall be due on a day which is not a Eurocurrency Business Day, the date for payment thereof shall be extended to the next succeeding Eurocurrency Business Day unless such Eurocurrency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurocurrency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (B) Unless the Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate for the first three days and at the Floating Rate thereafter.

                  (C) Each Loan shall be repaid and each payment of interest thereon shall be paid in the currency in which such Loan was made; provided, that any Swingline Loan may be repaid in any currency agreed to by the Company and the Swingline Lender. All Reimbursement Obligations and other amounts owing pursuant to Section 2.17 shall be repaid in Dollars. All payments required to be made by the Borrowers in Dollars hereunder will be made in immediately available funds and all payments required to be made by the Borrowers in a currency other than Dollars will be made in the required currency and in same day or such other funds as the Agent may determine to be customary for the settlement of deposits in such currency at its Eurocurrency Payment Office for such currency and shall be applied ratably by the Agent among the Banks. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent to such Bank in the same type of funds that the Agent received at, (a) with respect to Floating Rate Loans and Eurocurrency Loans denominated in Dollars, its address specified pursuant to Section 9.01 or at any Lending Installation specified in a notice received by the Agent from such Bank and (b) with respect to Eurocurrency Loans denominated in euro, in the funds received from the Borrower at the address of the Agent's Eurocurrency Payment Office for such currency. The Agent is hereby authorized to charge any account of the relevant Borrower designated by such Borrower as the account from which payments are to be made and maintained with Bank One or any of its affiliates for each payment of principal, interest and fees as it becomes due hereunder.

                  (D) Subject to Section 2.14, all payments of principal of and interest on the Loans, all payments in respect of Letters of Credit and other amounts payable by the Borrowers to any Bank or the Issuing Bank hereunder shall be made by the Borrowers without setoff, deduction or counterclaim and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present


                                       26             SIDLEY AUSTIN BROWN & WOOD
         or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. Subject to Section 2.14, if any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the relevant Borrower will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and the payment of the Reimbursement Obligations and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder.

                  SECTION 2.12. Funding Losses. If any Borrower makes any payment of principal with respect to any Eurocurrency Loan (pursuant to Section 2.10, Article VI, Article VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if any Borrower fails to borrow any Eurocurrency Loan after notice has been given to any Bank in accordance with
Section 2.03(A) or if any Borrower fails to prepay any Eurocurrency Loan after notice has been given to any Bank in accordance with Section 2.10(B), such Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, provided that the determination of such loss or expense is made on a reasonable basis.

                  SECTION 2.13. Computation of Interest and Fees. Interest on Floating Rate Loans based on the Prime Rate and Swingline Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day) (unless otherwise agreed to for Swingline Loans between the Swingline Lender and the applicable Borrower). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.14. Withholding Tax Exemption.

                  (A) At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms), certifying in either case that such Bank is entitled to receive payments under this Agreement, the Loans and the Letters of Credit without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W-8BEN or W-8ECI and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms) further undertakes to deliver to each of the Company and the Agent two additional copies of such forms (or any successor or substitute forms) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change


                                       27             SIDLEY AUSTIN BROWN & WOOD
         in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent to the extent it may lawfully do so, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Loans and Letters of Credit without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (B) For any period with respect to which a Bank has failed to provide the Company, the Agent or the relevant Borrower with the appropriate form as required by the foregoing subsection (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Bank shall not be entitled to compensation pursuant to the last sentence of Section 2.11(D).

                  SECTION 2.15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Eurocurrency Business Day preceding that on which final, non-appealable judgment is given. The obligations of such Borrower in respect of any sum due to any Bank or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Eurocurrency Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, such Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under
Section 9.04, such Bank or the Agent, as the case may be, agrees to remit such excess to such Borrower.

                  SECTION 2.16. Lending Installations. Each Bank will book its Loans and its participations in L/C Obligations and Swingline Loans at the appropriate Lending Installation listed on the administrative information sheets provided to the Agent in connection herewith or such other Lending Installation designated by such Bank in accordance with the penultimate sentence of this
Section 2.16. All terms of this Agreement shall apply to any such Lending Installation and the Loans and participations in Letters of Credit and Swingline Loans and any


                                       28             SIDLEY AUSTIN BROWN & WOOD

Notes issued hereunder shall be deemed held by each Bank for the benefit of any such Lending Installation. Each Bank may, by written notice to the Agent and the Borrowers in accordance with Article IX, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made. To the extent reasonably possible, each Bank shall designate a Lending Installation to reduce any liability of a Borrower to such Bank under Article VIII, so long as such designation is not disadvantageous to such Bank in any material respect.

                  SECTION 2.17. The Letter of Credit Facility.

                  (A) Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrowers herein set forth, the Issuing Bank hereby agrees to issue for the account of the Company and/or any of its Subsidiaries (in such capacity, a "L/C Account Party") through the Issuing Bank's branches as it and the Company or any such Subsidiary may jointly agree, one or more Letters of Credit in Dollars in accordance with this Section 2.17, from time to time during the period, commencing on the date hereof and ending on the Domestic Business Day prior to the Termination Date (subject to the limitations set forth in Section 2.17(B)(ii) below); provided, however, that, notwithstanding the issuance of any Letter of Credit for the account of any Subsidiary of the Company, any and all Reimbursement Obligations, fees, costs, expenses, indemnities or other obligations owing with respect any such Letter of Credit under this Agreement shall constitute primary obligations of the Company (and, if the Issuing Bank so requests, such obligations shall be joint and several obligations the Company and such Subsidiary, as evidenced by a separate agreement in form and substance reasonably satisfactory to the Company and the Issuing Bank, signed by such Subsidiary, providing for such joint and several liability and affirming such Subsidiary's assumption of all of the covenants and other obligations set forth in this Section 2.17).

                  (B) Amounts. The Issuing Bank shall not have any obligation to and the Issuing Bank shall not:

                           (i) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the aggregate principal amount of the Loans (including Swingline Loans) outstanding at such time plus the aggregate amount of the L/C Obligations outstanding at such time would exceed the Aggregate Commitment at such time, (b) the aggregate outstanding amount of the L/C Obligations would exceed $100,000,000 or (c) the aggregate amount of any Bank's Loans, obligations with respect to Swingline Loans and its L/C Interest would exceed such Bank's Commitment; or

                           (ii) issue any Letter of Credit which has an expiration date later than the date which is the earlier of
                  (a) one (1) year after the date of issuance thereof or (b) five (5) Domestic Business Days immediately preceding the Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the immediately preceding clause (ii)(b)).


                                       29             SIDLEY AUSTIN BROWN & WOOD

                  (C) Conditions. In addition to being subject to the satisfaction of the applicable conditions contained in Article III, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                           (i) the Company shall have delivered (for itself or on behalf of any applicable L/C Account Party) to the Issuing Bank by telex or telefax at such times as the Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit G hereto (a "L/C Request"), which shall constitute the application therefor and shall include such customary information as may be required pursuant to the terms thereof (including, to the extent not previously provided to the Issuing Bank, resolutions and specimen signatures verifying the officers of the Company authorized to submit L/C Requests) and the proposed Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content; and

                           (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

                  (D) Procedure for Issuance of Letters of Credit; Extensions of and Amendments to Letters of Credit.

                           (i)      Issuance. Subject to the terms and
                  conditions of this Section 2.17 (including Section 2.17(C)) and provided that the applicable conditions set forth in
                  Article III hereof have been satisfied, the Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the applicable L/C Account Party in accordance with the Issuing Bank's usual and customary business practices and, in this connection, the Issuing Bank may assume that the applicable conditions set forth in Section 3.02 hereof have been satisfied unless it shall have received specific written notice to the contrary from the Agent, the Company or a Bank. The Issuing Bank shall give the Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit (which notice, in the case of an Issuing Bank other than Bank One, shall be delivered not later than two (2) Domestic Business Days prior to any such issuance unless the Agent waives such requirement in its reasonable discretion), provided, however, that the failure to provide such notice shall not result in any liability on the part of the Issuing Bank.

                           (ii) Extension or Amendment. The Issuing Bank shall not extend or amend any Letter of Credit unless the requirements of this Section 2.17(D) are met as though a new Letter of Credit was being requested and issued.


                                       30             SIDLEY AUSTIN BROWN & WOOD

                  (E) Letter of Credit Participation. Immediately upon the issuance of each Letter of Credit hereunder, each Bank shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Company (and, if appropriate, any other applicable L/C Account Party) in respect thereof, and the liability of the Issuing Bank thereunder (collectively, an "L/C Interest") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Bank's Commitment Percentage. The Issuing Bank will notify each Bank promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. To the extent that the Company shall not have reimbursed the Issuing Bank with respect to any L/C Draft, on or before the Domestic Business Day on which the Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Agent, each Bank shall make payment to the Agent, for the account of the Issuing Bank, in immediately available funds in an amount equal to such Bank's Commitment Percentage of the amount of such payment or draw, which amount shall be deemed to be a Loan made by each such Bank pursuant to Section 2.01(A) (or if the Commitments hereunder shall have terminated, payment in respect of such Bank's purchase of its L/C Interest in such Letter of Credit). The obligation of each Bank to reimburse the Issuing Bank under this
         Section 2.17(E) shall be unconditional, continuing, irrevocable and absolute and such obligation shall not be affected by any circumstance, happening or event whatsoever (including without limitation the Company's failure to satisfy any conditions contained in Article III or any other provision of this Agreement prior to the issuance of the applicable Letter of Credit, so long as (i) the Issuing Bank did not have any specific written notice from the Agent, the Company or a Bank that the conditions to issuing the Letter of Credit were not satisfied at the time such Letter of Credit was issued and (ii) any such condition has not since been satisfied or cured (it being understood and agreed that each Bank's obligation to reimburse the Issuing Bank under this Section 2.17(E) shall be automatically and irrevocably reinstated immediately upon the subsequent satisfaction or cure of any condition that was not satisfied at the time a Letter of Credit was issued and of which the Issuing Bank received specific written notice from the Agent, the Company or a Bank prior to such issuance). In the event that any Bank fails to make payment to the Agent of any amount due under this Section 2.17(E), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Bank hereunder until the Agent receives such payment from such Bank or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Bank of its obligation to reimburse the Issuing Bank for such amount in accordance with this Section 2.17(E).

                  (F) Reimbursement Obligation. The Issuing Bank will notify the Company promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. The Company agrees unconditionally, irrevocably and absolutely to pay to the Agent on the date such presentation or draw is made (the "Draw Date") if the Issuing Bank notifies the Company of such presentation or draw before 10:00 a.m. (Detroit time) on such Draw Date (or the Domestic Business Day immediately succeeding such Draw Date if the Issuing Bank notifies the Company of such presentation after 10:00 a.m. (Detroit time) on such Draw Date), for the account of the Banks, the amount of each


                                       31             SIDLEY AUSTIN BROWN & WOOD
         advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Company to reimburse the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation" with respect to such Letter of Credit or L/C Draft). If the Company at any time fails to repay a Reimbursement Obligation pursuant to this
         Section 2.17(F), (i) the Company shall be deemed to have elected to borrow Loans from the Banks, in Dollars, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation and (ii) the Agent shall use reasonable efforts to notify the Company of such deemed election to borrow Loans; provided, however, that the Agent's failure to provide such notice shall in no way affect the validity of such deemed election to borrow Loans, the obligations of the Company or any Account Party with respect thereto or any other rights of the Agent, the Issuing Bank or the Banks hereunder. Such Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an advance of Loans. Such Loans shall constitute Floating Rate Loans, the proceeds of which shall be used to repay such Reimbursement Obligation. If, for any reason, the Company fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Banks are unable to make or have no obligation to make Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to Floating Rate Loans pursuant to Section 2.06(A).

                  (G) Cash Collateral. Notwithstanding anything to the contrary herein or in any L/C Request, after the occurrence and during the continuance of an Event of Default, the Company shall, upon the Agent's demand, deliver to the Agent for the benefit of the Banks and the Issuing Bank, cash, or other collateral of a type satisfactory to the Required Banks, having a value, as determined by such Banks, equal to the aggregate outstanding L/C Obligations. Any such collateral shall be held by the Agent in a separate interest bearing account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Banks and the Issuing Bank as collateral security for the Company's obligations in respect of this Agreement as they relate to each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Bank for drawings or payments under or pursuant to Letters of Credit or L/C Drafts. If no Event of Default shall be continuing, amounts (including interest income) remaining in any cash collateral account established pursuant to this
         Section 2.17(G) which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by the Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Company (after deduction of the Agent's reasonable expenses incurred in connection with such cash collateral account).

                  (H) Letter of Credit Fees. The Company agrees to pay (i) quarterly in arrears on the date fifteen days after the last day of each March, June, September and December and upon the termination of the Commitments in their entirety (and, if later, the date the Loans and L/C Obligations shall be repaid in their entirety) to the Agent for the ratable benefit of the Banks a letter of credit fee (the "Letter of Credit Fee") at a rate per annum equal to the Applicable Margin on the average daily outstanding face amount available


                                       32             SIDLEY AUSTIN BROWN & WOOD
         for drawing under all Letters of Credit; provided, that after the occurrence and during the continuance of an Event of Default, the Required Banks may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Banks notwithstanding any provision of Section 9.05 requiring unanimous consent of the Banks to alter fees), declare that the Letter of Credit Fee shall be increased by 2% per annum, (ii) quarterly in arrears on the date fifteen days after the last day of each March, June, September and December and upon the termination of the Commitments in their entirety (and, if later, the date the Loans and L/C Obligations shall be repaid in their entirety) to the Issuing Bank for its sole account, a letter of credit fee of one-eighth of one percent (0.125%) per annum on the average daily outstanding face amount available for drawing under all Letters of Credit issued by the Issuing Bank, and (iii) to the Issuing Bank for its sole account, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts, negotiation, transfer and the like customarily charged by the Issuing Bank with respect to Letters of Credit, which shall be reasonably agreed to by both the Company and the Issuing Bank, payable at the time of invoice of such amounts.

                  (I) Issuing Bank Reporting Requirements. In addition to the notices otherwise required under this Section 2.17, the Issuing Bank (or if the Issuing Bank is an Affiliate of a Bank, then the applicable Bank) shall, no later than the tenth Domestic Business Day following the last day of each month, provide to the Agent, upon the Agent's request, schedules, in form and substance reasonably satisfactory to the Agent, showing the date of issue, L/C Account Party or L/C Account Parties, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the Company and, if applicable, any other L/C Account Party, during such month. In addition, upon the request of the Agent, the Issuing Bank (or applicable Bank if the Issuing Bank is an Affiliate of a Bank) shall furnish to the Agent copies of any Letter of Credit and any L/C Request with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Agent. Upon the reasonable request of any Bank, the Agent will provide to such Bank information concerning such Letters of Credit.

                  (J)      Indemnification; Exoneration.

                           (i) In addition to amounts payable as elsewhere provided in this Section 2.17, the Company hereby agrees to protect, indemnify, pay and save harmless the Agent, the Issuing Bank and each Bank from and against any and all liabilities and costs (including, without limitation, reasonable attorneys' fees) which the Agent, the Issuing Bank or such Bank may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of any Letter of Credit, other than as a result of such Person's gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (b) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de


                                       33             SIDLEY AUSTIN BROWN & WOOD
                  jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

                           (ii) As among the Company (and any other L/C Account Party), the Banks, the Agent and the Issuing Bank, the Company (and any L/C Account Party) assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the L/C Request and the laws and/or other rules to which a Letter of Credit is subject, none of the Agent, the Issuing Bank, or any Bank shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction) for, and the rights and remedies of the Agent, the Issuing Bank or any Bank against the Company or any of its Subsidiaries shall not be impaired by: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit for so long as the documentation appears on its face to be valid, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason (for so long as such instrument appears on its face to be valid); (c) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile, or other similar form of teletransmission or otherwise; (e) errors in interpretation of technical trade terms or any other terms and conditions of the Letter of Credit; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (h) the imposition of law or practice other than that chosen in the Letter of Credit or L/C Request at the time of issuance; and (i) any consequences arising from causes beyond the control of the Agent, the Issuing Bank and the Banks, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers under this Section 2.17(J).

                           (iii) The Issuing Bank is expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms and conditions of a Letter of Credit without regard to, and without any duty on the Issuing Bank's part to inquire into, the existence of any disputes or controversies between the Company or any other L/C Account Party, any beneficiary or any other Person or the rights, duties or liabilities of any of them. If a Letter of Credit shall have been requested by the Company for the accommodation of a third party, any instruction, consent, approval and other action or inaction of such third party with respect to a Letter of Credit or transactions thereunder shall be deemed


                                       34             SIDLEY AUSTIN BROWN & WOOD
                  to be the act or omission of the Company for all purposes hereof, and the Issuing Bank shall be entitled to rely thereon.

                           (iv) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit, L/C Application or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Issuing Bank, the Agent or any Bank under any resulting liability to the Company and/or any other L/C Account Party or relieve the Company or any such L/C Account Party of any of its obligations hereunder to any such Person.

Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Company contained in this
Section 2.17(J) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

                  (K) Power of Attorney. The Company irrevocably appoints the Issuing Bank as attorney in fact for the Company or any other L/C Account Party to execute, file, register or record, in the name of the Company or such L/C Account Party, any document or instrument of any kind or description including, without limitation thereto, assignments and endorsements, which come into the possession of the Issuing Bank under a Letter of Credit or upon instructions of the Company or such L/C Account Party, and to perform such other acts in connection with any Letter of Credit as the Company or such L/C Account Party may be required to perform hereunder, upon failure of the Company or such L/C Account Party to so act.

                  (L) Applicable Law. Except as otherwise expressly provided herein, in any L/C Request or in any Letter of Credit, the Issuing Bank may rely for interpretation of a Letter of Credit or instructions or documents related thereto or issued under or in purported compliance with the foregoing, on the Uniform Customs and Practice for Documentary Credits, ICC Publication No. 500 or the International Standby Practices 1998, whichever is stated as the governing rules in the Letter of Credit.

                  (M) Waiver of Discrepancies and Binding Terms on Issuing Bank's Decisions. The Company agrees that the Issuing Bank's decision, in accordance with standard banking practice, absent gross negligence or willful misconduct, of whether the documents presented appear on their face to comply with the terms and conditions of the Letter of Credit shall be conclusive and binding on the Company and any other L/C Account Party. If the Issuing Bank determines that any draft or document does not appear to comply with the terms and conditions of the Letter of Credit, the Issuing Bank using its sole judgment may approach the Company (and, if appropriate, any other L/C Account Party) for a waiver of the discrepancy or discrepancies, but shall not be obligated to do so. If the Issuing Bank determines that a presentation appears to comply with the terms and conditions of the Letter of Credit, the Issuing Bank is authorized to pay the amount thereof regardless of receipt of notice from the Company, any other L/C


                                       35             SIDLEY AUSTIN BROWN & WOOD

         Account Party or another person that any required document is forged or materially fraudulent.

                            ARTICLE III: CONDITIONS

                  SECTION 3.01. Effectiveness of the Original Credit Agreement. The Borrowers hereby confirm that on or prior to the Original Closing Date each of the conditions set forth in Section 3.01 of the Original Credit Agreement were satisfied (or waived in accordance with Section 9.05 of the Original Credit Agreement).

                  SECTION 3.02. All Borrowings. The obligation of (i) any Bank to make a Loan on the occasion of any Borrowing, (ii) the Swingline Lender to make any Swingline Loan hereunder or (iii) the Issuing Bank to issue any Letter of Credit hereunder, is subject to the satisfaction of the following conditions:

                  (A) receipt by (i) the Agent of a Notice of Borrowing as required by Section 2.02, (ii) the Swingline Lender of a Notice of Swingline Borrowing or (iii) the Issuing Bank of a L/C Request, as applicable, as required by Section 2.02; provided, that until all Litigation Liabilities have been substantially reserved for or substantially discharged and paid (to the reasonable satisfaction of the Administrative Agent), any such Notice of Borrowing, Notice of Swingline Borrowing or L/C Request submitted by any Borrower after any Litigation Development has occurred (other than in connection with a Refunding Borrowing) shall be accompanied by a Pro Forma Compliance Certificate to the extent that one has not been previously been prepared and delivered to the Banks in connection with such Litigation Development; provided, however, that once the Company has delivered a Pro Forma Compliance Certificate in connection with any Litigation Development (including the Pro Forma Compliance Certificate delivered on the Closing Date), the Company may continue to rely on such Pro Forma Compliance Certificate unless and until a subsequent Litigation Liability or Litigation Charge arises that increases the aggregate amount of Litigation Liabilities or Litigation Charges from those reflected in such Pro Forma Compliance Certificate;

                  (B) the fact that, immediately after such Borrowing, Swingline Loan or Letter of Credit issuance, (i) the aggregate outstanding Dollar Amount of the Loans and L/C Obligations will not exceed the Aggregate Commitment, (ii) the aggregate outstanding Dollar Amount of Eurocurrency Loans denominated in euro will not exceed $750,000,000, (iii) in the case of each borrowing of a Swingline Loan, the aggregate outstanding Dollar Amount of all Swingline Loans will not exceed the Swingline Amount and (iv) in the case of each Letter of Credit issuance, the aggregate outstanding amount of all L/C Obligations will not exceed $100,000,000;

                  (C) the fact that, immediately before and after such Borrowing, Swingline Loan or Letter of Credit issuance, (i) in the case of a Refunding Borrowing, no Event of Default shall have occurred and be continuing and (ii) in the case of any other Borrowing, any Swingline Loan or Letter of Credit issuance, as applicable, no Default shall have occurred and be continuing; and



                                       36             SIDLEY AUSTIN BROWN & WOOD

                  (D) the fact that the representations and warranties of the Borrowers contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(C), 4.05, 4.06 (other than clause (i) thereof), 4.07,
         4.10 and 4.11) shall be true in all material respects on and as of the date of such Borrowing, Swingline Loan or Letter of Credit issuance, as applicable.

                  Each Borrowing, Swingline Loan or Letter of Credit issuance made hereunder shall be deemed to be a representation and warranty by the Borrower requesting such Borrowing, Swingline Loan or Letter of Credit issuance on the date of such Borrowing, Swingline Loan or Letter of Credit issuance, as applicable, as to the facts specified in clauses (B), (C) and (D) of this Section.

                  SECTION 3.03. Effectiveness of this Agreement. The Banks shall not be required to make any Loans, the Swingline Lender shall not be required to make any Swingline Loans, the Issuing Bank shall not be required to issue any Letters of Credit hereunder and this Agreement shall not become effective, unless the Agent shall have received each of the following (with sufficient copies for the Banks):

                  (A) duly executed signature pages to this Agreement from each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of facsimile or other written confirmation from such party that it has executed a counterpart hereof);

                  (B) written opinions of each of (i) John R. Leekley, Senior Vice President-General Counsel of the Company, substantially in the form of Exhibit B-1 hereto and (ii) Linklaters Loesch, Luxembourg counsel of Masco Europe, substantially in the form of Exhibit B-2 hereto, and, in each case, covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (C) receipt by the Agent of a certificate of a duly authorized officer of the Company, dated the Closing Date, certifying that (i) as of such date no Default shall have occurred and be continuing, (ii) as of such date the representations and warranties of the Company contained in this Agreement are true in all material respects and (iii) as of such date there has been no Material Adverse Change;

                  (D) receipt by the Agent of all documents it reasonably requested relating to the existence of the Company and Masco Europe, the corporate authority for and the validity of this Agreement (including the Letter of Credit facility evidenced hereby) and any other matters relevant thereto, all in form and substance satisfactory to the Agent;

                  (E) receipt by the Agent of a Pro Forma Compliance Certificate prepared by the chief financial officer or treasurer of the Company setting forth in reasonable detail the calculations required to establish whether, after giving effect to the maximum anticipated Litigation Liability and Litigation Charge as of the Closing Date and the incurrence of any indebtedness or the issuance of any equity in connection therewith, the Company is in compliance with the financial covenants set forth in Sections 5.02 through 5.04 on a pro forma basis as if such Litigation Development (and any related


                                       37             SIDLEY AUSTIN BROWN & WOOD
         indebtedness or equity issuance) arose on the last day of the fiscal quarter ending June 30, 2002; and

                  (F) such other documents, instruments and agreements as the Agent may reasonably request.

                   ARTICLE IV: REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants that:

                  SECTION 4.01. Corporate Existence and Power. The Company and its Domestic Subsidiaries and Masco Europe are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of formation, and have all requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on their businesses, considered as a whole, substantially as now conducted.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention; Filing; No Immunity.

                  (A) The execution, delivery and performance by the Company and Masco Europe of this Agreement and the Notes, are within the Company's and Masco Europe's respective corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or other constitutive documents of the Company or Masco Europe or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or Masco Europe or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  (B) To ensure the enforceability or admissibility in evidence of this Agreement and each Note to which Masco Europe is a party in Luxembourg, it is not necessary that this Agreement or any such Note to which Masco Europe is a party or any other document be filed or recorded with any court or other authority in Luxembourg or that any stamp or similar tax be paid to or in respect of this Agreement or any such Note. The qualification by any Bank or the Agent for admission to do business under the laws of Luxembourg does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Bank or the Agent of any right, privilege, or remedy afforded to any Bank or the Agent in connection with this Agreement or any Note to which such Masco Europe is a party or the enforcement of any such right, privilege, or remedy against Masco Europe. The performance by any Bank or the Agent of any action required or permitted under this Agreement or any Note will not (i) violate any law or regulation of Luxembourg or any political subdivision thereof,
         (ii) result in any tax or other monetary liability to such party pursuant to the laws of Luxembourg or political subdivision or taxing authority thereof (other than taxes on the overall net income of such Bank or its Applicable Lending Office or franchise or similar taxes imposed by Luxembourg to the extent such Bank or its Applicable Lending Office shall be situated in


                                       38             SIDLEY AUSTIN BROWN & WOOD

         Luxembourg), or (iii) violate any rule or regulation of any federation or organization or similar entity of which Luxembourg is a member, except such violations or liabilities, or increases thereof which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the business or financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

                  (C) Neither Masco Europe nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Masco Europe's execution and delivery of this Agreement constitute, and the exercise of its rights and performance of and compliance with its obligations under this Agreement will constitute, private and commercial acts done and performed for private and commercial purposes.

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and Masco Europe, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity, and the Notes when executed and delivered in accordance with this Agreement will constitute valid and binding obligations of the Company and Masco Europe enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                  SECTION  4.04. Financial Information.

                  (A) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2001 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Company's 2001 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and the consolidated results of their operations and their cash flows for such Fiscal Year.

                  (B) The unaudited condensed consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 2002 and the related unaudited condensed statements of consolidated income and consolidated cash flows for the three months then ended, set forth in the Company's quarterly report for the fiscal quarter ended June 30, 2002 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection (A) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

                  (C) No Material Adverse Change has occurred or is continuing.


                                       39             SIDLEY AUSTIN BROWN & WOOD

                  SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in the reasonable opinion of the Company, has resulted in or is likely to result in a Material Adverse Change or which in any manner draws into question the validity of this Agreement or the Notes.

                  SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group (i) has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and (ii) is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (x) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (y) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, in each case securing an amount greater than $10,000,000 or (z) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

                  SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts appropriate reviews of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates pertinent liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned or for the lawful operation of its current facilities, required constraints or changes in operating activities, and evaluation of liabilities to third parties, including employees, together with pertinent costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are not likely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

                  SECTION 4.08. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1998. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which, in the opinion of the Company, adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other like governmental charges are, in the opinion of the Company, adequate.

                  SECTION 4.09. Not an Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                                       40             SIDLEY AUSTIN BROWN & WOOD

                  SECTION 4.10. Compliance with Laws. The Company complies, and has caused each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings,
(ii) no officer of the Company is aware that the Company or the relevant Subsidiary has failed to comply therewith or (iii) the Company has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

                  SECTION 4.11. Foreign Employee Benefit Matters. (a) Each Material Employee Benefit Plan is in compliance with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) there are no deficiencies in contributions, payments or other funding required of the Company and its Subsidiaries by applicable law or the governing plan documents with respect to any governmental or statutory Foreign Pension Plan, and the present value of the aggregate accumulated benefit obligations under all other Foreign Pension Plans does not exceed the current fair market value of the assets held in the trusts for such Plans; (c) with respect to any Foreign Employee Benefit Plan maintained or contributed to by any member of the ERISA Group (other than a Foreign Pension
Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no actions, suits or claims pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary of it or any member of the ERISA Group with respect to any Foreign Employee Benefit Plan, except in each case where such failure to comply, deficiencies, excess obligations, absence of reserves, or actions, suits or claims would not individually or in the aggregate have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

                              ARTICLE V: COVENANTS

                  The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Loan or any Letter of Credit or otherwise hereunder remains unpaid:

                  SECTION 5.01. Information. The Company will deliver to each of the Banks:

                  (A) as soon as available and in any event within 95 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, whose report shall be without material qualification;

                  (B) as soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, a condensed consolidated balance sheet of


                                       41             SIDLEY AUSTIN BROWN & WOOD
         the Company and its Consolidated Subsidiaries as of the end of such quarter, the related condensed consolidated statement of income for such quarter and the related condensed consolidated statements of income and cash flows for the portion of such Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified, to the best of his knowledge (subject to normal year-end adjustments), as to fairness of presentation, and consistency with generally accepted accounting principles (except for changes concurred in by the Company's independent public accountants) by the chief financial officer or the treasurer of the Company;

                  (C) simultaneously with (i) the delivery of each set of financial statements referred to in clauses (A) and (B) above, (ii) on or prior to the date on which any Litigation Charge is taken and (iii) within five (5) Domestic Business Days following the occurrence of any event which gives rise to any Litigation Liability, a certificate of the chief financial officer or the treasurer of the Company (x) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections
         5.02 to 5.04, inclusive, on the date of such financial statements, (y) stating, to the best of his or her knowledge, whether any Default exists on the date of such certificate and (z) if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto; provided, however, that in the case of a certificate delivered pursuant to the immediately preceding clause (ii) or (iii), such covenants shall be calculated on a pro forma basis as if the Litigation Liability or the obligation to take the Litigation Charge, as the case may be, arose on the last day of the immediately preceding fiscal quarter for which unaudited or audited financial statements are available (any certificate delivered in connection with clause (ii) or (iii) above being referred to as a "Pro Forma Compliance Certificate"); provided, further, however, that once the Company has delivered a Pro Forma Compliance Certificate in connection with any Litigation Development (including the Pro Forma Compliance Certificate delivered on the Closing Date), the Company may continue to rely on such Pro Forma Compliance Certificate unless and until a subsequent Litigation Liability or Litigation Charge arises that increases the aggregate amount of Litigation Liabilities or Litigation Charges from those reflected in such Pro Forma Compliance Certificate;

                  (D) within 15 days after any officer of the Company becomes aware of the existence of any Default, unless such Default shall have been cured before the end of such 15 day period, a certificate of the chief financial officer or the treasurer of the Company setting forth the details of such Default and the action which the Company is taking or proposes to take with respect thereto;

                  (E) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (F) promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K and similar regular and periodic reports which the Company shall have filed with the Securities and Exchange Commission;

                                       42             SIDLEY AUSTIN BROWN & WOOD

                  (G) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice, (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the treasurer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; provided that no such certificate shall be required unless the aggregate unpaid actual or potential liability of members of the ERISA Group involved in all events referred to in clauses (i) through (vii) above of which officers of the Company have obtained knowledge and have not previously reported under this clause (G) exceeds $25,000,000;

                  (H) promptly and in any event not more than 5 days after any officer of the Company becomes aware of the occurrence of any event which would cause the representations and warranties set forth in
         Section 4.11 to be in breach as of such date, a certificate of the chief financial officer or treasurer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable Subsidiary of the Company is required or proposes to take;

                  (I) immediately after any officer of the Company obtains knowledge of a change in the rating of the Company's outstanding senior unsecured long-term debt securities by Moody's or S&P, a certificate of the chief financial officer or treasurer of the Company setting forth the details thereof;

                  (J) immediately after any officer of the Company obtains knowledge of any of the following events in connection with the Disclosed Litigation, a certificate of the chief financial officer or treasurer of the Company setting forth the details thereof:

                           (i) any trial court adjudication of liability in a nationwide class;

                           (ii) the execution of a settlement agreement with respect to settlement of any class action;

                                        43            SIDLEY AUSTIN BROWN & WOOD

                           (iii) any verdict or judgment awarding punitive damages;

                           (iv) any adverse trial or appellate court decision relating to any claim for insurance coverage;

                           (v) any trial court adjudication of liability in any statewide class action; or

                           (vi) any appellate confirmation of any class certification order; and

                  (K) from time to time such additional information regarding the financial position or business of the Company as the Agent, at the request of any Bank, or the Issuing Bank may reasonably request.

                  SECTION 5.02. Financial Covenants.

                  (A) Minimum Consolidated Net Worth. At no time will Consolidated Net Worth be less than Minimum Consolidated Net Worth. "Minimum Consolidated Net Worth" means $2,650,000,000, as such amount has been adjusted under the Original Credit Agreement at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on March 31, 2001 and continuing through the Fiscal Quarter Ending on June 30, 2002, and shall continue to be adjusted at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2002, as follows:

                           (i) increased by 33% of Consolidated Net Income for such Fiscal Quarter; provided that, if Consolidated Net Income for such Fiscal Quarter is a negative number (a "Consolidated Net Loss"), an amount up to 33% of such Consolidated Net Loss shall be applied first to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Net Worth made pursuant to this clause (A) during the same Fiscal Year and second to reduce (but not below zero) any future increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (i) during the same Fiscal Year; and

                           (ii) increased by an amount equal to 50% of all increases in Consolidated Net Worth during such Fiscal Quarter attributable to sales or issuances of the Company's Equity Securities; provided that an amount up to 50% of all decreases in Consolidated Net Worth during such Fiscal Quarter attributable to purchases or other retirements of the Company's Equity Securities shall be applied first to offset any increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (ii) at the end of such Fiscal Quarter, second to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Net Worth made pursuant to this clause
                  (ii) and third to reduce (but not below zero) any future increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (ii).

                                        44            SIDLEY AUSTIN BROWN & WOOD

                  (B) Maximum Debt to Capitalization. At no time will the ratio of (i) Consolidated Debt to (ii) the sum of Consolidated Debt and Consolidated Adjusted Net Worth exceed 55%; provided, however, that for the purposes of the limitations provided in, and computations under, this Section 5.02(B), "Debt" shall not include any Debt that is exempt from the incurrence tests in Sections 5.03(A) and (B) as a result of the application of Section 5.03(C) or (D).

The foregoing covenants will be tested on a consolidated basis (a) as of the end of each Fiscal Quarter, (b) on or prior to the date on which any Litigation Charge is taken and (c) within five (5) Domestic Business Days following the occurrence of any event which gives rise to any Litigation Liability; provided, however, that in the case of the immediately preceding clauses (b) and (c), such financial covenants shall be calculated on a pro forma basis as if the Litigation Liability or the obligation to take the Litigation Charge arose on the last day of the immediately preceding fiscal quarter for which unaudited or audited financial statements are available.

                  SECTION 5.03. Limitations on Debt.

                  (A) The Company will not at any time, and will not suffer or permit any Consolidated Subsidiary at any time to, create, incur, issue, guarantee or assume any Debt if, immediately after giving effect thereto, the ratio of (i) Consolidated Debt to (ii) the sum of Consolidated Debt and Consolidated Adjusted Net Worth would exceed 55%.

                  (B) The Company will not at any time suffer or permit any Consolidated Subsidiary to create, incur, issue, guarantee or assume any Debt if, immediately after giving effect thereto, the aggregate outstanding amount (determined at that time) of Debt of all Consolidated Subsidiaries (other than Debt owed to the Company or one or more other Consolidated Subsidiaries) would exceed 30% of Consolidated Net Worth.

                  (C) Subsections (A) and (B) above shall not prevent (i) the Company from creating, incurring, issuing, guaranteeing or assuming Debt for the purpose of extending, renewing or Refunding (as such term is defined in this subsection) an equal or greater principal amount of Debt then outstanding of the Company or of Debt then outstanding of a Consolidated Subsidiary, or (ii) a Consolidated Subsidiary from creating, incurring, issuing, guaranteeing or assuming Debt for the purpose of extending, renewing or Refunding an equal or greater principal amount of Debt then outstanding of such Consolidated Subsidiary, or (iii) the creation, incurrence, issuance, guarantee or assumption of Debt owed to or owned by the Company or a Consolidated Subsidiary; provided, that in no event shall the aggregate principal amount of any such extending, renewing or Refunding Debt under clause
         (i) or (ii) above exceed the aggregate principal amount of the Debt being extended, renewed or Refunded. For purposes of this subsection
         (C), Debt is deemed to be for the purpose of "Refunding" other Debt if and to the extent that (i) no later than 5 Domestic Business Days after the refunding Debt is incurred, the Company delivers to the Agent written notice stating that the purpose of such Debt is to refund outstanding Debt and specifying the Debt to be refunded, (ii) the proceeds of such refunding Debt are held in the form of cash or High Quality Investments (free of any Lien except a Lien securing the specified Debt to be refunded) until such

                                        45            SIDLEY AUSTIN BROWN & WOOD
         specified Debt is repaid and (iii) such specified Debt to be refunded is repaid within 45 days after the refunding Debt is incurred.

                  (D) For purposes of the limitations provided in, and computations under, Sections 5.03(A) and (B), (i) when an entity becomes a Consolidated Subsidiary it shall be deemed to create at such time all the Debt it has outstanding immediately after such time (provided that, if after giving effect to this clause (i), the aggregate outstanding amount of Debt of all Consolidated Subsidiaries (other than Debt owed to the Company or one or more other Consolidated Subsidiaries) would be greater than 30% but less than 60% of Consolidated Net Worth, this clause (i) shall not apply at the time such entity becomes a Consolidated Subsidiary, but such entity shall be deemed to create on the 15th day after it becomes a Consolidated Subsidiary all the Debt it has outstanding on such 15th day), (ii) the disposition (other than to a Consolidated Subsidiary or the Company) by the Company or a Subsidiary of capital stock of any Consolidated Subsidiary which holds Debt of the Company or any other Consolidated Subsidiary so that the Consolidated Subsidiary ceases to be a Consolidated Subsidiary after such disposition shall be deemed the creation of such Debt, and (iii) the disposition (other than to a Consolidated Subsidiary or the Company) of Debt of the Company or any Consolidated Subsidiary by any Consolidated Subsidiary or the Company shall be deemed the creation of such Debt.

                  SECTION 5.04. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (A) Liens existing on June 30, 2000 securing Debt outstanding on June 30, 2000 in an aggregate principal amount not exceeding $50,000,000;

                  (B) any Lien existing on any asset of any entity at the time such entity becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (C) any Lien on any asset securing Debt incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset (or acquiring a corporation or other entity which owned such asset); provided that such Lien attaches to such asset concurrently with or within 90 days after such acquisition;

                  (D) any Lien on any asset of any entity existing at the time such entity is merged or consolidated with or into the Company or a such Consolidated Subsidiary and not created in contemplation of such event;

                  (E) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (F) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

                                        46            SIDLEY AUSTIN BROWN & WOOD

                  (G) any Lien in favor of the holder of indebtedness (or any Person or entity acting for or on behalf of such holder) arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and no Default under Section 6.01(J) shall have occurred and is continuing in connection therewith;

                  (H) Liens incidental to the normal conduct of its business or the ownership of its assets which (i) do not secure Debt,
         (ii) do not secure any obligation in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of the assets of the Company and its Consolidated Subsidiaries taken as a whole or in the aggregate materially impair the use thereof in the operation of the business of the Company and its Consolidated Subsidiaries taken as a whole; and

                  (I) Liens securing Debt which are not otherwise permitted by the foregoing clauses of this Section; provided that (i) the aggregate outstanding principal amount of Debt secured by all such Liens on current assets shall not at any time exceed 20% of Consolidated Current Assets and (ii) the aggregate outstanding principal amount of Debt secured by all such Liens (including Liens referred to in clause (i) of this proviso) shall not at any time exceed the sum of (A) 20% of Consolidated Current Assets plus (B) 3% of Consolidated Net Worth.

                  SECTION 5.05. Consolidations, Mergers and Sale of Assets.

                  (A) Neither the Company nor Masco Europe will directly or indirectly sell, lease, transfer or otherwise dispose of all or substantially all of its assets, or merge or consolidate with any other Person, or acquire any other Person through purchase of assets or capital stock, unless either (i) the Company or Masco Europe, as applicable, shall be the continuing or surviving corporation or (ii) the successor or acquiring corporation (if other than the Company or Masco Europe, as applicable) shall be a corporation organized under the laws of (x) one of the States of the United States of America in the case of a merger or consolidation of the Company, or (y) the Grand Duchy of Luxembourg in the case of a merger or consolidation of Masco Europe, and shall assume, by a writing satisfactory in form and substance to the Required Banks, all of the obligations of the Company or Masco Europe, as applicable, under this Agreement and the Notes, including all covenants herein and therein contained, in which case such successor or acquiring corporation shall succeed to and be substituted for the Company or Masco Europe, as applicable, with the same effect as if it had been named herein as a party hereto.

                  (B) No disposition of assets, merger, consolidation or acquisition referred to in subsection (A) of this Section shall be permitted if, immediately after giving effect thereto, the Company would be in Default under any of the terms or provisions of this Agreement.

                  SECTION 5.06. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation,

                                        47            SIDLEY AUSTIN BROWN & WOOD

Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (ii) no officer of the Company is aware that the Company or any Subsidiary has failed to comply therewith or (iii) the Company has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations the Company and its Consolidated Subsidiaries, taken as a whole.

                  SECTION 5.07. Use of Proceeds. The Borrowers shall use the proceeds of the Loans to provide funds for general corporate purposes, including, commercial paper liquidity, acquisitions, refinancing of Debt (including, without limitation, Debt under the agreements described in Section 3.01(F)) and working capital purposes. None of the proceeds of the Loans made under this Agreement will be used in violation of any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System).

                  SECTION 5.08. Insurance. The Company and its Consolidated Subsidiaries considered as a whole will maintain with financially sound and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to the Agent upon request full information as to the insurance carried; provided, that the Company and its Subsidiaries may self-insure to the extent the Company reasonably determines that such self insurance is consistent with prudent business practice.

                  SECTION 5.09. Inspection. The Company will, and will cause each Subsidiary to, permit the Agent, by its representatives and agents, to inspect any of the property, books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such times and intervals, having due regard for the ongoing business of the Company and its Subsidiaries, as the Agent may reasonably request.

                              ARTICLE VI: DEFAULTS

                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (A) any Borrower shall fail to pay (i) when due any principal of any Loan or (ii) within five days of the due date thereof, any interest or fees payable under this Agreement;

                  (B) the Company shall fail to observe or perform any covenant contained in Sections 5.02 to 5.05, inclusive;

                  (C) the Company or Masco Europe shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (A) or (B) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

                                        48            SIDLEY AUSTIN BROWN & WOOD

                  (D) any representation, warranty, certification or statement made by the Company or Masco Europe in this Agreement or any amendment hereof or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made; provided that, if any representation and warranty deemed to have been made by the Company or Masco Europe pursuant to the last sentence of Section 3.02 as to the satisfaction of the condition of borrowing set forth in clause (C)(i) of Section 3.02 shall have been incorrect solely by reason of the existence of an Event of Default of which the Company was not aware when such representation and warranty was deemed to have been made and which was cured before or promptly after the Company became aware thereof, then such representation and warranty shall be deemed not to have been incorrect in any material respect;

                  (E) the Company or any of its Consolidated Subsidiaries shall fail to make one or more payments in respect of any Material Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding $75,000,000) when due or within any applicable grace period, and such failure has not been waived;

                  (F) the Company or any Consolidated Subsidiary shall fail to observe or perform any term, covenant or agreement contained in (i) any instrument or agreement (other than this Agreement) by which it is bound relating to Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding $75,000,000) or (ii) the 364-Day Credit Agreement, or any other event or condition referred to therein shall occur (including, without limitation, any "Default" or "Termination Event" as defined therein), and the effect of all such failures, events and conditions (each a "default") is to cause the maturity of any Material Debt to be accelerated or to permit (any applicable period of grace having expired and any required notice having been given) the holder or holders of any Material Debt (or any Person acting on their behalf) to accelerate the maturity thereof;

                  (G) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property under any such law, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it under any such law, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or a resolution shall be adopted by either the shareholders or the board of directors of such corporation to authorize any of the foregoing;

                  (H) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary in any United States Federal court or other court of competent jurisdiction seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other

                                        49            SIDLEY AUSTIN BROWN & WOOD
         similar official of it or any substantial part of its property under any such law, and in each case such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Significant Subsidiary as debtors under the federal bankruptcy laws as now or hereafter in effect;

                  (I) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000 or; the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Foreign Pension Plan which could reasonably be expected to subject the Company and its Subsidiaries, taken as a whole, to liability in excess of $50,000,000 (a "Material Foreign Pension Plan"); or a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Material Foreign Pension Plan in place of the existing administrator; provided that no Event of Default shall exist under this clause (I) with respect to any Prior Plan unless it is reasonably likely that one or more members of the ERISA Group is liable with respect to the relevant Unfunded Liabilities or current payment obligation, as the case may be;

                  (J) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 45 days; or

                  (K) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of 30% or more of the outstanding shares of common stock of the Company; or Continuing Directors shall cease to constitute a majority of the board of directors of the Company; or the Company shall cease to be (directly or through its wholly-owned Subsidiaries) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under the Act) directly or indirectly of at least 100% of the voting power of the outstanding capital stock of Masco Europe ordinarily having the right to vote at an election of directors;

                                        50            SIDLEY AUSTIN BROWN & WOOD
then, and in every such event, the Agent shall if requested by the Required Banks, (i) by notice to the Borrowers, terminate the Commitments and the obligation of the Issuing Bank to issue Letters of Credit and they shall thereupon terminate, (ii) be entitled to request cash collateral for the L/C Obligations pursuant to Section 2.17(G), (iii) by notice to the Borrowers, declare the Loans and Reimbursement Obligations (together with accrued interest thereon) to be, and the Loans and Reimbursement Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the Events of Default specified in clause
(G) or (H) above with respect to the Company or any Significant Subsidiary, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans and Reimbursement Obligations (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                  SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(C) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                             ARTICLE VII: THE AGENT

                  SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                  SECTION 7.02. Agent and Affiliates. Bank One shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Bank One and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

                  SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

                  SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable (i) to the Banks for any action taken or not taken by such Person in connection herewith with the consent or at the request of the Required Banks or all Banks, if applicable, or
(ii) to the Banks or any Borrower for any action taken or not taken by such Person in the absence of such Person's own gross negligence or willful misconduct. Neither the Agent, the Arranger nor any of their directors, officers, agents or employees shall be

                                        51            SIDLEY AUSTIN BROWN & WOOD
responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrowers; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

                  SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                  SECTION 7.09. Agent's and Arranger's Fee. The Company shall pay to each of the Agent and the Arranger for their own account such fees as agreed upon between the Company, the Agent and the Arranger and set forth in a separate fee letter among the Agent, the Arranger and the Company.

                  SECTION 7.10. Agent, Arranger, Documentation Agents, Syndication Agents. None of the Agent, the Arranger, any Documentation Agent or any Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than

                                        52            SIDLEY AUSTIN BROWN & WOOD
those applicable to all Banks as such. Without limiting the foregoing, none of such Banks or the Agent shall have or be deemed to have a fiduciary relationship with any other Bank. Each Bank hereby makes the same acknowledgments with respect to such Banks as it makes with respect to the Agent in Section 7.07.

                     ARTICLE VIII: CHANGE IN CIRCUMSTANCES

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Eurocurrency Borrowing or Swingline Loan, as applicable:

                  (A) the Agent or the Swingline Lender determines that deposits in the applicable Syndicated Currency (in the applicable amounts) or Agreed Currency, respectively, are not being offered in the relevant market for such Interest Period, or

                  (B) Banks having more than 50% of the aggregate amount of the Commitments advise the Agent that the Eurocurrency Reference Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding their Eurocurrency Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (x) the obligations of (i) the Banks to make, continue or convert Eurocurrency Loans in such Syndicated Currency or (ii) the Swingline Lender to make, continue or convert Swingline Loans in such Agreed Currency, as applicable, shall be suspended, and (y) if the Syndicated Currency or Agreed Currency is Dollars, each affected Loan shall be converted into a Floating Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the relevant Borrower notifies the Agent at least two Domestic Business Days before the date of any such Eurocurrency Borrowing for which a Notice of Borrowing, or any such Swingline Loan for which a Notice of Swingline Loan, has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Floating Rate Borrowing.

                  SECTION 8.02. Illegality. If, after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurocurrency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurocurrency Lending Office) to honor its binding legal obligation hereunder to make, maintain or fund its Eurocurrency Loans in any Syndicated Currency or any Swingline Loan (other than a Swingline Loan in Dollars to the Company) to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrowers, whereupon until such Bank notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Eurocurrency Loans or such Swingline Loans in such currency to such Borrower or to continue outstanding Loans to such Borrower as Eurocurrency Loans or such Swingline Loans, as applicable, in such currency shall be suspended. Before giving any notice to

                                        53            SIDLEY AUSTIN BROWN & WOOD
the Agent pursuant to this Section, such Bank shall designate a different Eurocurrency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given with respect to a Borrower's Eurocurrency Loans denominated in Dollars, or Swingline Loans made to Masco Europe denominated in Dollars, each such Loan of such Bank then outstanding shall be converted to a Floating Rate Loan either (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain and fund such Loan as a Eurocurrency Loan or Swingline Loan, as applicable, in Dollars to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such loan as a Eurocurrency Loan or Swingline Loan, as applicable, in Dollars to such day. Interest and principal on any such Floating Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Eurocurrency Loans of the other Banks. If such notice is given with respect to a Borrower's Eurocurrency Loans denominated in euro or Swingline Loan in any currency other than Dollars, such Borrower shall prepay such Loan (i) on the last day of the then current Interest Period if such Bank may lawfully continue to maintain and fund such Loan as a Eurocurrency Loan or Swingline Loan, as applicable, in such currency to such day, or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Eurocurrency Loan or Swingline Loan, as applicable, in such currency to such day.

                  SECTION 8.03. Increased Cost and Reduced Return.

                  (A) If on or after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Change in Law"):

                           (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, Swingline Loans (other than Swingline Loans bearing a floating rate of interest made to the Company), its Note, its Letters of Credit, or its obligation to make Eurocurrency Loans or such Swingline Loans or to issue any such Letters of Credit, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Eurocurrency Loans, such Swingline Loans, Reimbursement Obligations or any other amounts due under this Agreement in respect of its Eurocurrency Loans, such Swingline Loans, such Letters of Credit or its obligation to make Eurocurrency Loans or such Swingline Loans or issue such Letters of Credit (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office or franchise or similar taxes imposed by the United States of America or any State or political subdivision thereof or imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

                           (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of

                                        54            SIDLEY AUSTIN BROWN & WOOD
                  the Federal Reserve System, but excluding, with respect to any Eurocurrency Loan, Swingline Loan (other than Swingline Loans bearing a floating rate of interest made to the Company) or Letter of Credit, any such requirement included in an applicable Eurocurrency Reserve Percentage, associated cost rate or other applicable reserve rate), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurocurrency Loans, such Swingline Loans, its Note, its Letters of Credit or its obligation to make Eurocurrency Loans or such Swingline Loans or to issue such Letters of Credit;

         and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurocurrency Loan or such Swingline Loan or of issuing any such Letters of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto or under any Letter of Credit issued by such Bank, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the relevant Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that, such Bank shall not be entitled to such compensation for increased costs or reductions incurred more than 90 days prior to the date on which it actually demands (or notifies the relevant Borrower that it will demand) such compensation, provided, further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect. If any Bank demands compensation under this subsection (A) in connection with a Eurocurrency Loan or a Swingline Loan, the relevant Borrower may at any time, upon at least five Eurocurrency Business Days' prior notice to such Bank through the Agent, prepay in full each then outstanding affected Eurocurrency Loan or Swingline Loan, as applicable, of such Bank, together with accrued interest thereon to the date of prepayment. Concurrently with prepaying each such Eurocurrency Loan or Swingline Loan, as applicable, of such Bank, such Borrower shall borrow a Floating Rate Loan (or, if such Borrower shall so elect in its notice of prepayment, a Eurocurrency Loan or Swingline Loan of another type) in an equal principal amount from such Bank for an Interest Period coinciding with the remaining term of the Interest Period applicable to such Eurocurrency Loan or Swingline Loan, and such Bank shall make such a Loan notwithstanding any provision herein to the contrary.

                           (B) If any Bank shall have determined that, after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital

                                        55            SIDLEY AUSTIN BROWN & WOOD
         of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that such Bank shall not be entitled to such compensation for reductions incurred more than 90 days prior to the date on which it actually demands (or notifies the Company that it will demand) such compensation, provided, further that if the Change in Law giving rise to such reductions in retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

                           (C) Each Bank will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that the determination of such amount or amounts is made on a reasonable basis. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  SECTION 8.04. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article III with respect to any Borrowing in any Agreed Currency or Syndicated Currency other than Dollars, if there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Swingline Lender, the Agent or the Required Banks, as applicable, make it impracticable for the Loans comprising such Borrowing to be denominated in the applicable Agreed Currency or Syndicated Currency, specified by the relevant Borrower, then the Swingline Lender or the Agent as applicable, shall forthwith give notice thereof to such Borrower and the Banks, and such Loans shall not be denominated in such Agreed Currency or Syndicated Currency, but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing or Conversion/Continuation Notice, as the case may be, as Floating Rate Loans, unless such Borrower notifies the Swingline Lender or the Agent, as applicable, at least four Eurocurrency Business Days or such shorter period of time agreed to by the Swingline Lender or the Agent, as applicable, before such date that (i) it elects not to borrow on such date or
(ii) it elects to borrow on such date in a different Agreed Currency or Syndicated Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Swingline Lender or the Agent and the Required Banks, as applicable, be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing or Conversion/Continuation Notice, as the case may be.

                                        56            SIDLEY AUSTIN BROWN & WOOD

                  SECTION 8.05. Substitute Loans. If (i) the obligation of any Bank to make Eurocurrency Loans or Swingline Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 and the Company shall, by at least five Eurocurrency Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section
8.05 shall apply to such Bank, then, unless and until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension or demand for compensation no longer apply, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Eurocurrency Loans or Swingline Loans shall be made instead as Floating Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurocurrency Loans of the other Banks, as applicable). If such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Floating Rate Loan made in substitution of a Eurocurrency Loan shall be converted into a Eurocurrency Loan on the first day of the next succeeding Interest Period applicable to the related Eurocurrency Loans of the other Banks, and each such Floating Rate Loan made in substitution of a Swingline Loan shall be converted into a Swingline Loan on a date mutually agreeable to the Swingline Lender and the applicable Borrower.

                  SECTION 8.06. Substitution of Bank. If (i) any Bank shall have failed to fund its pro rata share of any Loan requested by any Borrower hereunder which such Bank is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) the obligation of any Bank to make Eurocurrency Loans has been suspended pursuant to Section 8.02 or (iii) any Bank has demanded compensation under Section 2.11(D) or Section 8.03 (any such Bank affected by clauses (i), (ii) or (iii), herein an "Affected Bank"), the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute financial institution or institutions (which may be one or more of the Banks) to purchase the Loans, Notes and L/C Interest and assume the Commitment of such Bank in accordance with the provisions of Section 9.06(C) and the Company may make written demand on such Affected Bank (with a copy to the Agent) for the Affected Bank to assign, and such Affected Bank shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment and Assumption Agreements five (5) Eurocurrency Business Days after the date of such demand, to one or more financial institutions which the Company or the Agent, as the case may be, shall have engaged for such purpose ("Replacement Bank"), all of such Affected Bank's rights and obligations under this Agreement and the other instruments, documents and agreements delivered or executed from time to time in connection herewith (including, without limitation, its Commitment and all Loans owing to it, all of its participation interests in existing Swingline Loans and Letters of Credit and its obligation to participate in additional Swingline Loans and Letters of Credit hereunder) in accordance with Section 9.06(C). No such assignment by an Affected Bank shall be required unless with respect to such assignment the Affected Bank shall have concurrently received, in cash, all amounts due and owing to the Affected Bank hereunder or under any instruments, documents and agreements delivered or executed from time to time in connection herewith including, without limitation, the aggregate outstanding principal amount of the Loans and L/C Obligations owed to such Bank and any amounts in respect of Letters of Credit and Swingline Loans in which such Bank participated, together with accrued interest and fees through the date of such assignment, amounts payable under Sections 2.11(D), 2.12, 8.03 and 9.03 with respect to such Affected Bank and compensation payable under
Section 2.07.

                                        57            SIDLEY AUSTIN BROWN & WOOD

                           ARTICLE IX: MISCELLANEOUS

                  SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Agent, at its address or its facsimile or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or its facsimile or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section 9.01 and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this
Section 9.01; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

                  SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.03. Expenses; Documentary Taxes; Indemnification.

                  (A) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent and the Arranger, including reasonable fees and disbursements of counsel for the Agent and the Arranger, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent, the Arranger and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

                  (B) The Company agrees to indemnify and defend the Agent, the Arranger and each Bank and their respective directors, officers, agents, employees and affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses substantially relating to or arising out of this Agreement or any Borrower's actual or proposed use of proceeds of Loans hereunder, including but not limited to reasonable attorney's fees and settlement costs; provided that (x) the foregoing indemnity shall not apply to any losses, liabilities, claims, damages or expenses that (i) do not relate to or arise out of this Agreement or (ii) relate to the activities of the parties hereto (other than the Company and its Affiliates) in connection herewith and (y) neither the Agent, the Arranger nor any Bank shall have the right to be indemnified hereunder for its own

                                        58            SIDLEY AUSTIN BROWN & WOOD
         gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  (C) In the event that any action taken by any Bank or Agent under this Agreement or any Note results in any tax or other monetary liability to such party pursuant to the laws of Luxembourg or political subdivision or taxing authority thereof (other than taxes on the overall net income of such Bank or its Applicable Lending Office or franchise or similar taxes imposed by Luxembourg to the extent such Bank or its Applicable Lending Office shall be situated in Luxembourg), Masco Europe hereby agrees to indemnify such Bank or the Agent, as the case may be, against (x) any such tax or other monetary liability and
         (y) any increase in any tax or other monetary liability which results from such action by such Bank or the Agent and, to the extent Masco Europe makes such indemnification, the incurrence of such liability by the Agent or any Bank will not constitute a Default.

                  SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its indebtedness under the Loans. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Agent, the Swingline Lender or the Issuing Bank are affected thereby, by the Agent, the Swingline Lender or the Issuing Bank, as the case may be, and no amendment of any provision of this Agreement which subjects any Designated Lender to any additional obligation hereunder shall be effective with respect to such Designated Lender without the written consent of such Designated Lender or its Designating Lender), provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all the Banks) or subject any Bank to any additional obligation,
(ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of the Commitments, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision

                                        59            SIDLEY AUSTIN BROWN & WOOD
of this Agreement, (v) amend the definition of Syndicated Currency, (vi) amend
Article X, or (vii) amend this Section 9.05.

                  SECTION 9.06. Successors and Assigns.

                  (A) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks, except as provided in Section 5.05.

                  (B) Any Bank may at any time grant to one or more banks or other institutions, including a Designated Lender, (each a "Participant") participating interests in its Commitment or any or all of its Loans or L/C Interests. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (C) or (D) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (B).

                  (C) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, but not less than the lesser of (i) (x) $10,000,000 and in multiples of $1,000,000 or (y) if the Assignee is a Bank or an affiliate of such transferor Bank that is a financial institution, $5,000,000 and in multiples of $1,000,000 (or, in either case, such lesser amounts as shall be consented to by the Agent and the Company, which consents will not unreasonably be withheld or delayed) or (ii) the remaining amount of the assigning Bank's commitment (calculated as at the date of such assignment) of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent (which consents will not unreasonably be withheld or delayed); provided that (a) if an Assignee is a Bank or an affiliate of such transferor Bank that is a financial institution, no such consent of the Company or the Agent shall be required so long as the Agent and the Company are provided with prior written notice of the applicable assignment, and (b) if an Event of Default has occurred and is continuing, no such consent of the Company shall be required. Upon execution

                                        60            SIDLEY AUSTIN BROWN & WOOD
         and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (C), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $4,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14.

                  (D) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Loans, Notes, if any, and L/C Interest to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                  (E) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under
         Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of
         Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (F)      Designated Lenders.

                           (i) Subject to the terms and conditions set forth in this Section 9.06, any Bank may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Bank or to participate in Swingline Loans or Letters of Credit pursuant to this Agreement; provided the designation of an Eligible Designee by any Bank for purposes of this Section 9.06 shall be subject to the approval of the Borrowers and the Agent (which consents shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit F hereto (a "Designation Agreement") and the acceptance thereof by the Borrowers and the Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made, or to participate in Swingline Loans and Letters of Credit, by the Designating Lender pursuant to the terms of this Agreement and the making of such Loans or portion thereof or the participation in Swingline Loans on Letters of Credit shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Loan was made, or Swingline Loan or Letter of Credit was participated in, by the

                                        61            SIDLEY AUSTIN BROWN & WOOD

                  Designating Lender. As to any Loan made, or Swingline Loan or Letter of Credit participated in, by it, each Designated Lender shall have all the rights a Bank making such Loan or participating in such Swingline Loan or Letter or Credit would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender and (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Bank in respect of Loans made, or Swingline Loan or Letter of Credit participated in, by its Designated Lender. No additional Notes shall be required with respect to Loans provided, or Swingline Loan or Letter of Credit participated in, by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Loan funded, or Swingline Loan or Letter of Credit participated in, by such Designated Lender; provided, further, that any Designated Lender may request a Note in accordance with Section 2.05(D). Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrowers nor the Agent shall be responsible for any Designating Lender's application of any such payments. In addition, any Designated Lender may (i) with notice to, but without the consent of the Borrowers and the Agent, assign all or portions of its interests in any Loans or participations in Swingline Loans or Letters of Credit to its Designating Lender or to any financial institution consented to by the Borrowers and the Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (ii) subject to advising any such Person that such information is to be treated as confidential in accordance with such Person's customary practices for dealing with confidential, non-public information, disclose on a confidential basis any non-public information relating to its Loans or participations in Swingline Loans or Letters of Credit to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

                           (ii) Each party to this Agreement hereby agrees that it shall not institute against, or join any other person in instituting against any Designated Lender any bankruptcy, reorganization, arrangements, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against such Designated Lender. This
                  Section 9.06(F) shall survive the termination of this Agreement.

                  SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in

                                        62            SIDLEY AUSTIN BROWN & WOOD

Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 9.08. Confidentiality. Each Bank agrees that all documentation and other information made available by the Borrowers to such Bank, whether under the terms of this Agreement or any other loan agreement, shall (except to the extent required by legal or governmental process or otherwise by law, or if such documentation and other information is publicly available or hereafter becomes publicly available other than by action of any Bank, or was theretofore known to such Bank independent of any disclosure thereto by the Borrowers) be held in the strictest confidence by such Bank and used solely in connection with administration of loans from time to time outstanding from such Bank to the Borrowers; provided that (i) such Bank may disclose such documentation and other information to its affiliates or any other bank or other institution to which such Bank sells or proposes to sell a participation in its Loans hereunder, if such affiliate or other bank or institution, prior to such disclosure, agrees for the benefit of the Borrowers to comply with the provisions of this Section, (ii) such Bank may disclose the provisions of this Agreement, the Notes and the Letters of Credit and the amounts, maturities and interest rates of its Loans to any purchaser or potential purchaser of such Bank's interest in any Loan or its L/C Interest and
(iii) such Bank may disclose such documentation and other information to the extent required, in such Bank's good faith judgment, to enforce its rights under this Agreement and the Notes.

                  SECTION 9.09. Severalty of Obligations. The obligations of the Banks hereunder are several. No failure by any Bank to perform its obligations hereunder shall relieve any other Bank of its obligations hereunder, and no Bank shall be responsible for the performance of any other Bank's obligations hereunder or for any action taken or omitted by any other Bank hereunder.

                  SECTION 9.10. Illinois Law; Submission to Jurisdiction. This Agreement and each Note shall be construed in accordance with and governed by the laws of the State of Illinois. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  SECTION 9.11. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  SECTION 9.12. WAIVER OF JURY TRIAL; SERVICE OF PROCESS.

                  (A) EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY

                                        63            SIDLEY AUSTIN BROWN & WOOD

         JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE ISSUANCE OF ANY LETTER OF CREDIT).

                  (B) EACH BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01, AND MASCO EUROPE HEREBY IRREVOCABLY APPOINTS THE COMPANY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF AS ITS AGENT FOR SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN SECTION 9.10. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                              ARTICLE X: GUARANTY

                  As an inducement to the Banks and the Agent to enter into the transactions contemplated by this Agreement, the Company agrees with the Banks and the Agent as follows:

                  SECTION 10.01. Guarantee of Obligations.

                  (A) The Company hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Loans and all other obligations of Masco Europe to the Banks and the Agent under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Notes, including, without limitation, fees, reimbursement obligations, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agent in connection with enforcing any obligations of Masco Europe hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Notes to be performed or observed on the part of Masco Europe and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of the Company hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

                  (B) If for any reason any duty, agreement or obligation of Masco Europe contained in this Agreement shall not be performed or observed by Masco Europe as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, the Company undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the

                                        64            SIDLEY AUSTIN BROWN & WOOD

         Banks regardless of any defense or setoff or counterclaim which Masco Europe may have or assert, and regardless of any other condition or contingency.

                  SECTION 10.02. Nature of Guaranty. The obligations of the Company hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Banks and the Agent and are not contingent upon the pursuit by the Banks and the Agent of any such rights and remedies, such pursuit being hereby waived by the Company.

                  SECTION 10.03. Waivers and Other Agreements. The Company hereby unconditionally (a) waives any requirement that the Banks or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against Masco Europe before demanding payment under or seeking to enforce the obligations of the Company hereunder, (b) covenants that the obligations of the Company hereunder will not be discharged except by complete performance of all obligations of Masco Europe contained in this Agreement and the Notes, (c) agrees that the obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement or the Notes, or any limitation on the liability of Masco Europe thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws),
(d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by Masco Europe under or in connection with this Agreement or the Notes, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Company hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by Masco Europe to the Banks or the Agent which may be required to be returned to Masco Europe or to their representative or to a trustee, custodian or receiver for Masco Europe.

                  SECTION 10.04. Obligations Absolute. The obligations, covenants, agreements and duties of the Company under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Company: (a) an assignment or transfer, in whole or in part, of the Loans made to Masco Europe or of this Agreement or any Note although made without notice to or consent of the Company, or (b) any waiver by any Bank or the Agent or by any other person, of the performance or observance by Masco Europe of any of the agreements, covenants, terms or conditions contained in this Agreement or in the Notes, or (c) any indulgence in or the extension of the time for payment by Masco Europe of any amounts payable under or in connection with this Agreement or any Note, or of the time for performance by Masco Europe of any other obligations under or arising out of this Agreement or any Note, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of Masco Europe set forth in this Agreement or any Note (the modification, amendment or waiver from time to time of this Agreement and the Notes being expressly authorized without further notice to or consent of the Company), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Masco Europe or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting Masco Europe or any of its assets, or (f) the merger or consolidation of Masco Europe or the Company with any

                                        65            SIDLEY AUSTIN BROWN & WOOD
other person, or (g) the release of discharge of Masco Europe or the Company from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any Note, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Company hereunder.

                  SECTION 10.05. No Investigation by Banks or Agent. The Company hereby waives unconditionally any obligation which, in absence of such provision, the Banks or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, the Company has requested that the Banks and the Agent not undertake such investigation. The Company hereby expressly confirms that the obligations of the Company hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or the Agent of any such law.

                  SECTION 10.06. Indemnity. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees with the Banks and the Agent that, should the Guaranteed Obligations not be recoverable from the Company under Section 10.01 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement or the Notes or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Bank or the Agent at any time, the Company as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Banks and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

                  SECTION 10.07. Subordination, Subrogation, Reinstatement, Etc. The Company agrees that any present or future indebtedness, obligations or liabilities of Masco Europe to Company (the "Intercompany Indebtedness") shall be fully subordinate and subject in right of payment to the prior payment, in full and in cash, of any and all present or future indebtedness, obligations or liabilities of Masco Europe to the Banks and the Agent; provided, that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Company may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness to the extent not otherwise prohibited by the terms of this Agreement. Notwithstanding any right of the Company to ask, demand, sue for, take or receive any payment from Masco Europe, all rights, liens and security interests of the Company, whether now or hereafter arising and howsoever existing, in any assets of Masco Europe shall be and are subordinated to the rights of the Banks and the Agent in those assets. The Company agrees that until the Guaranteed Obligations (other than contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to this Agreement have been terminated, the Company will not assign or transfer to any Person (other than the Agent) any claim the Company has or may have against Masco Europe. The Company waives any right of subrogation to the rights of any Bank or the Agent against Masco Europe or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which the

                                        66            SIDLEY AUSTIN BROWN & WOOD

Company may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of Masco Europe, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full and in cash, and to the extent the Company is an "insider" as defined in Section 101(2) of the United States Bankruptcy Code, such waiver shall be permanent and shall not be revoked or terminated in any event, including payment in full of the principal and interest of the Guaranteed Obligations. If at any time any payment of any Guaranteed Obligations by Masco Europe is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Masco Europe or otherwise, each of the Company's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                                        67            SIDLEY AUSTIN BROWN & WOOD

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 MASCO CORPORATION, as a Borrower

                                 By: /s/ Robert B. Rosowski
                                     -------------------------------
                                     Name: Robert B. Rosowski
                                     Title: Vice President and Treasurer

                                 21001 Van Born Road
                                 Taylor, Michigan 48180
                                 Attention:  President and Senior Vice President
                                             General Counsel
                                 Telecopy Number: (313) 374-6135

                                 MASCO EUROPE S.A.R.L., as a Borrower

                                 By: /s/ Robert B. Rosowski
                                     -------------------------------
                                     Name: Robert B. Rosowski
                                     Title: Manager

                                 c/o Masco Corporation
                                 21001 Van Born Road
                                 Taylor, Michigan 48180
                                 Attention:  President and Senior Vice President
                                             General Counsel
                                 Telecopy Number: (313) 374-6135

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  BANK ONE, NA, as Agent, and as a Bank, as the Swingline Lender and as the Issuing Bank

                                  By: /s/ Glenn Currin
                                      ---------------------------------
                                      Name: Glenn Currin
                                      Title: Managing Director

                                  611 Woodward Avenue
                                  Detroit, Michigan 48226
                                  Attention:  Glenn Currin
                                  Telephone Number: (313) 225-2637
                                  Telecopy Number: (313) 225-1671
                                  E-Mail: glenn_a_currin@bankone.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  CITIBANK, N.A., AS bank and as Syndication
                                  Agent

                                  By: /s/ Robert Kane
                                      ---------------------------------
                                      Name: Robert Kane
                                      Title: Director and Vice President

                                  388 Greenwich Street, 21st Floor
                                  New York, NY 10013

                                  Attention: Robert Kane
                                  Telephone Number: 212.816.8177
                                  Telecopy Number: 212.816.8242
                                  E-Mail: robert.j.kane@citigroup.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  COMERICA BANK, N.A., as

                                  By: /s/ Chris Stergiadis
                                      ----------------------------------
                                      Name: Chris Stergiadis
                                      Title: Account Officer

                                  500 Woodward Avenue, MC 3265
                                  Detroit, MI 48226
                                  Attention: Chris Stergiadis
                                  Telephone Number: (313) 222-9030
                                  Telecopy Number: (313) 222-3776
                                  E-Mail: chris_stergiadis@comerica.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  BARCLAYS BANK PLC, as a Bank

                                  By: /s/ Nicholas Bell
                                      ----------------------------------
                                      Name: Nicholas Bell
                                      Title: Director

                                  200 Park Avenue, 4th Floor
                                  New York, NY 10166
                                  Attention: David Barton
                                  Telephone Number: (212) 412-7693
                                  Telephone Number: (212) 412-7511
                                  E-Mail:david.barton@barclayscapital.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  KEYBANK NATIONAL ASSOCIATION, as a Bank

                                  By: /s/ W Robert Perkins
                                      -----------------------------------
                                      Name:  W. Robert Perkins
                                      Title: Vice President

                                  127 Public Square, 6th Floor
                                  Mailcode: OH-01-27-0606
                                  Cleveland, OH 44114
                                  Attention: W. Robert Perkins
                                  Telephone Number: (216) 689-8065
                                  Telecopy Number: (216) 689-4981
                                  E-Mail: robert_perkins@keybank.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  COMMERZBANK AG, NEW YORK AND GRAND
                                  CAYMAN BRANCHES, as a Bank and as a
                                  Syndication Agent

                                  By: /s/ John Marlatt
                                      -----------------------------------
                                      Name: John Marlatt
                                      Title: Senior Vice President

                                  By: /s/ Graham A. Warning
                                      -----------------------------------
                                      Name: Graham A. Warning
                                      Title: Assistant Treasurer

                                  Attention: John Marlatt
                                  20 South Clark Street
                                  Chicago, Illinois 60603
                                  Telephone Number: 312-795-1625
                                  Telecopy Number: 312-236-2827
                                  E-Mail: jmarlatt@cbkna.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  ROYAL BANK OF CANADA, as a Bank

                                  By: /s/ Chris Abe
                                      -----------------------------------
                                      Name: Chris Abe
                                      Title: Manager

                                  One Liberty Plaza
                                  New York, NY 10006-1404
                                  Attention: Chris Abe
                                  Telephone Number: (212) 428-6260
                                  Telecopy Number: (212) 428-2319
                                  E-Mail: chris.abe@rbccm.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  THE BANK OF TOKYO-MITSUBSHI, LTD.,
                                  CHICAGO BRANCH, as a Bank

                                  By: /s/ Minoru Akimoto
                                      ----------------------------------
                                      Name: Minoru Akimoto
                                      Title: General Manager

                                  227 W. Monroe Street, Suite 2300
                                  Chicago, IL 60606
                                  Attention: Tom Denio
                                  Telephone Number: (312) 696-4665
                                  Telecopy Number; (312) 696-4535
                                  E-Mail: tdenio@btmna.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  BNP PARIBAS, as a Bank and as Documentation
                                  Agent

                                  By: /s/ Rosalie Hawley
                                      ----------------------------------
                                      Name: Rosalie Hawley
                                      Title: Director

                                  By: /s/ Peter Labrie
                                      ----------------------------------
                                      Name: Peter Labrie
                                      Title: Central Region Manager

                                  209 S. LaSalle Street, Suite 500
                                  Chicago, IL 60604
                                  Attention: Rosalie Hawley
                                  Telephone Number: (312) 977-2203
                                  Telecopy Number; (312) 977-1380
                                  E-Mail: rosalie.hawley@americas.bnpparibas.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  DEXIA BANQUE INTERNATIONAL A LUXEMBOURGE S.A., (formerly known as BANQUE INTERNATIONALE A LUXEMBOURG), as a Bank

                                  By: /s/ Marc Schronen
                                      -----------------------------------
                                      Name: Marc Schronen
                                      Title: Manager

                                  By: /s/ Yves Biewer
                                      -----------------------------------
                                      Name: Yves Biewer
                                      Title: Assistant Vice President

                                  69, route d'Esch
                                  L-2953 Luxembourg
                                  Europe
                                  Attention: Yves Biewer
                                  Telephone Number: (++352) 4590 4786
                                  Telecopy Number: (++352) 4590 3444
                                  E-Mail: yves.biewer@dexia-bil.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  THE NORTHERN TRUST COMPANY, as a Bank

                                  By: /s/ Chris McKean
                                      ----------------------------------
                                  Name: Chris McKean
                                  Title: Second Vice President

                                  50 S. LaSalle Street, Level B 11
                                  Chicago, IL 60675
                                  Attention:  Chris McKean
                                  Telephone Number: (312) 557-2638
                                  Telecopy Number: (312) 444-5055
                                  E-Mail: cm46@ntrs.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  BANCA NAZIONALE DEL LAVORO S.P.A. NEW YORK
                                  BRANCH, as a Bank

                                  By: /s/ Francesco Di Mario
                                      ------------------------------------
                                      Name: Francesco Di Mario
                                      Title: Vice President

                                  By: /s/ Leonardo Valentini
                                      ------------------------------------
                                      Name: Leonardo Valentini
                                      Title: First Vice President

                                  25 Wet 51st Street
                                  New York, NY 10019
                                  Attention: Francesco Di Mario
                                  Telephone Number: (212) 314-0239
                                  Telecopy Number: (212) 765-2078
                                  E-Mail: franco.dimario@bnlmail.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  NORDEA BANK FINLAND PLC (formerly known as
                                  MERIT BANK PLC), as a Bank

                                  By: /s/ Thomas P. Hickey
                                      ------------------------------------
                                      Name: Thomas P. Hickey
                                      Title: Vice President

                                  By: /s/ Ulf Forsstrom
                                      ------------------------------------
                                      Name: Ulf Forsstrom
                                      Title: Vice President

                                  437 Madison Avenue
                                  New York, NY 10022
                                  Attention: Thomas P. Hickey
                                  Telephone Number: (212) 318-9306
                                  Telecopy Number: 9212) 421-4420
                                  E-Mail: Thomas.hickey@nordeany.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  PNC BANK, NATIONAL ASSOCIATION, as a Bank

                                  By: /s/ Philip K. Liebscher
                                      ------------------------------------
                                      Name: Philip K. Liebscher
                                      Title: Vice President

                                   249 Fifth Avenue
                                   Mailstop P1-POPP-2-3
                                   Pittsburgh, PA 15222
                                   Attention: Philip K. Liebscher
                                   Telephone Number: (412) 762-3202
                                   Telecopy Number: (412) 762-6484
                                   E-Mail: Philip.liebscher@pncbank.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  THE BANK OF NEW YORK, as a Bank

                                  By: /s/ Walter C. Parelli
                                      -----------------------------------
                                      Name: Walter C. Parelli
                                      Title: Vice President

                                  1 Wall Street, 21st Floor
                                  New York, NY 10286
                                  Attention Walter C. Parelli
                                  Telephone Number: (212) 635-6820
                                  Telecopy Number: (212) 635-7978
                                  E-Mail: WPARELLI@BANKOFNY.COM

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  BANCA DI ROMA - CHICAGO BRANCH, as a Bank

                                  By: /s/ Enrico Verdoscia
                                      -----------------------------------
                                      Name: Enrico Verdoscia
                                      Title: Senior Vice President

                                  By: /s/ James Semonchik
                                      -----------------------------------
                                      Name: James Semonchik
                                      Title; Vice President

                                  225 W. Washington, Suite 1200
                                  Chicago, IL 60606
                                  Attention: James Semonchik
                                  Telephone Number: (312) 704-2629
                                  Telecopy Number: (312) 72-3058
                                  E-Mail: bdrchao@aol.com
                                          bdrchjb@aol.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  ALLFIRST BANK, as a Bank

                                  By: /s/ Stewart T. Shettle
                                      ------------------------------------
                                      Name: Stewart T. Shettle
                                      Title: Vice President

                                  25 South Charles St., 18th Floor
                                  Baltimore, MD 21201
                                  Attention: Stewart T. Shettle
                                  Telephone Number: (410) 244-4104
                                  Telecopy Number: (410) 545-2047
                                  E-Mail: stewart.shettle@allfirst.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as WACHOVIA BANK, N.A.), as a Bank

                                  By: /s/ Meg Beveridge
                                      ------------------------------------
                                      Name: Meg Beveridge
                                      Title: Vice President

                                  191 Peachtree Street, 28th Floor
                                  Atlanta, Ga 30303
                                  Attention: Meg Beveridge
                                  Telephone Number: 404-332-6576
                                  Telecopy Number: 404-332-4048
                                  E-Mail: Meg.Beveridge@wachovia.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  MIZUHO COPRORATE BANK, LTD. (as successor to
                                  The Dia-Ichi Kangyo Bank, Ltd. and The
                                  Industrial Bank of Japan, Ltd.), as a Bank

                                  By: /s/ Peter L. Chinnici
                                      ------------------------------------
                                      Name: Peter L. Chinnici
                                      Title: Senior Vice President and Group
                                             Head

                                  227 W. Monroe Street, 26th Floor
                                  Chicago, IL 60606
                                  Attention: Brian W. Riley
                                  Telephone Number: (312) 715-6364
                                  Telecopy Number: (312) 876-2011
                                  E-Mil: brianriley@gpnus.mizuho-cb.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  CREDIT LYONNAIS NEW YORK BRANCH, as a Bank

                                  By: /s/ Lee E. Greve
                                      -------------------------------------
                                      Name: Lee E. Greve
                                      Title: First Vice President

                                  Credit Lyonnais Chicago branch
                                  227 W. Monroe Street, Suite 3800
                                  Chicago, IL 60606-5018
                                  Attention: Joseph A. Philbin
                                  Telephone Number: (312) 220-7314
                                  Telecopy Number: (312) 641-0527
                                  E-Mail: philbin@clamericas.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  DRESDNER BANK AG NEW YORK AND GRAND CAYMAN
                                  BRANCHES, as a Bank

                                  By: /s/ Joann M. Solowski
                                      -------------------------------------
                                      Name: Joann M. Solowski
                                      Title: Director

                                  [Address]

                                  Attention:
                                  Telephone Number:
                                  Telecopy Number:
                                  E-Mail:

                                  By: /s/ Joseph M. Marvich
                                      ------------------------------------
                                      Name: Joseph M. Marvich
                                      Title: Vice President

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  SUMITOMO MITSUI BANKING CORPORATION, as a Bank

                                  By: /s/ Edward D. Henderson, Jr.
                                      ------------------------------------
                                      Name: Edward D. Henderson, Jr.
                                      Title: Joint General Manafer

                                  277 Park Avenue
                                  New York, NY 10172
                                  Attention: Mr. Rohn Laudenschlager
                                  Telephone Number: (212) 224-4226
                                  Telecopy Number: (212) 224-4384
                                  E-Mail: rohn_laudenschlager@smbcgroup.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  UFJ Bank Limited (formerly known as Sanwa
                                  Bank), as a Bank

                                  By: /s/ Kenneth C. Eichwald
                                      -------------------------------------
                                      Name: Kenneth C. Eichwald
                                      Title: Senior Vice President

                                  EFFECTIVE AS OF NOVEMBER 20, 2002

                                  10 S. Wacker Drive
                                  Suite 1825
                                  Chicago, IL 60606
                                  Attention: Kenneth C. Eichwald
                                  Telephone Number: 312-368-3006
                                  Telecopy Number: 312-368-3019
                                  E-Mail: ken_eichwald2ufjbank.co.jp

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  THE NORINCHUKIN BANK, NEW YORK BRANCH, as a
                                  Bank

                                  By: /s/ Toshiyuki Futaoka
                                      ------------------------------------
                                      Name: Toshiyuki Futaoka
                                      Title: Joint General Manager

                                  245 Park Avenue, 29th Floor
                                  New York, NY 10167
                                  Attention: Fumiaki Ono/Toshiyuki Futaoka
                                  Telephone Number: (212) 697-1717, ext. 236
                                  Telecopy Number: (212) 697-5754
                                  E-Mail: nfiore@nochubank.or.jp

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  ARAB BANK, as a Bank

                                  By: /s/ William R. Marquardt
                                      -----------------------------------
                                      Name: William R. Marquardt
                                      Title: Vice President

                                  520 Madison Avenue
                                  New York, NY 10022
                                  Attention: William R. Marquardt
                                  Telephone Number: 212-715-9715
                                  Telecopy Number: 212-593-4632
                                  E-Mail: wmarquardt@arabbankusa.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  COMMERCE BANK, as a Bank

                                  By: /s/ Teresa Tundidor-Gonzalez
                                      ------------------------------------
                                      Name: Teresa Tundidor-Gonzalez
                                      Title: Vice President Corporate Lending

                                  220 Alhambra Circle, 11th Floor
                                  Coral Gables, FK 33134

                                  Attention:
                                  Telephone Number: 305-460-8782
                                  Telecopy Number: 305-460-8797
                                  E-Mail: Ttundidor@commercebankfl.com

                                  By: /s/ Edward P. Tietjen
                                      -----------------------------------
                                      Name: Edward P. Tietjen
                                      Title: Senior Vice President & Manager

                                  220 Alhambra Circle, 11th Floor
                                  Coral Gables, FL 33135

                                  Attention:
                                  Telephone Number: 305-460-8521
                                  Telecopy Number: 305-460-8797
                                  E-Mail: Etietjen@commercebankfl.com

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                                  UNICREDITO ITALIANO, as a Bank

                                  By: /s/ Christopher Eldin
                                      ------------------------------------
                                      Name: Christopher Eldin
                                      Title: FVP & Deputy Manager

                                  By: /s/ Charles Michael
                                      ------------------------------------
                                      Name: Charles Michael
                                      Title: Vice President

                                  [Address]
                                  UniCredito Italiano
                                  375 Park Avenue, 2nd Floor
                                  New York, NY 10152

                                  Attention: Charles Michael
                                  Telephone Number: (212) 546-9604
                                  Telecopy Number: (212) 546-9665
                                  E-Mail: Charles.Michael@gruppocredit.it

                               SIGNATURE PAGE TO
             AMENDED AND RESTATED 5-YEAR RESOLVING CREDIT AGREEMENT

                               COMMITMENT SCHEDULE

            (AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT)

---------------------------------------------------------------------------------------------------------------
NAME OF BANK                                                                                     COMMITMENT
---------------------------------------------------------------------------------------------------------------
Bank One, NA (Main Office Chicago)                                                             $  195,833,333
---------------------------------------------------------------------------------------------------------------
Commerzbank AG, New York and Grand Cayman Branches                                             $  137,500,000
---------------------------------------------------------------------------------------------------------------
Citibank, N.A.                                                                                 $  117,500,000
---------------------------------------------------------------------------------------------------------------
BNP Paribas                                                                                    $  100,000,000
---------------------------------------------------------------------------------------------------------------
Comerica Bank, N.A.                                                                            $   87,500,000
---------------------------------------------------------------------------------------------------------------
Royal Bank of Canada                                                                           $   87,500,000
---------------------------------------------------------------------------------------------------------------
Barclays Bank PLC                                                                              $   62,500,000
---------------------------------------------------------------------------------------------------------------
KeyBank National Association                                                                   $   62,500,000
---------------------------------------------------------------------------------------------------------------
Wachovia Bank, National Association (formerly known as Wachovia Bank, N.A.)                    $   62,500,000
---------------------------------------------------------------------------------------------------------------
Mizuho Corporate Bank, Ltd. (as successor to The Dai-Ichi Kangyo Bank, Ltd. and
The Industrial Bank of Japan, Ltd.)                                                            $   40,000,000
---------------------------------------------------------------------------------------------------------------
The Bank of Tokyo-- Mitsubishi, Ltd. Chicago Branch                                            $   37,500,000
---------------------------------------------------------------------------------------------------------------
Credit Lyonnais Chicago Branch                                                                 $   37,500,000
---------------------------------------------------------------------------------------------------------------
Dresdner Bank AG New York and Grand Cayman Branches                                            $   37,500,000
---------------------------------------------------------------------------------------------------------------
The Northern Trust Company                                                                     $   25,000,000
---------------------------------------------------------------------------------------------------------------
Sumitomo Mitsui Banking Corporation                                                            $   20,000,000
---------------------------------------------------------------------------------------------------------------
Banca Di Roma Chicago Branch                                                                   $   15,000,000
---------------------------------------------------------------------------------------------------------------
The Bank of New York                                                                           $   15,000,000
---------------------------------------------------------------------------------------------------------------
Dexia Banque Internationale a Luxembourg (formerly known as Banque
Internationale a Luxembourg S.A.)                                                              $   15,000,000
---------------------------------------------------------------------------------------------------------------
Nordea Bank Finland Plc (formerly known as Merita Bank Plc)                                    $   15,000,000
---------------------------------------------------------------------------------------------------------------
UFJ Bank Limited (formerly known as Sanwa Bank)                                                $   15,000,000
---------------------------------------------------------------------------------------------------------------
PNC Bank, National Association                                                                 $   15,000,000
---------------------------------------------------------------------------------------------------------------
The Norinchukin Bank, New York Branch                                                          $   10,000,000
---------------------------------------------------------------------------------------------------------------
Banca Nazionale del Lavoro S.p.A., New York Branch                                             $    8,333,333
---------------------------------------------------------------------------------------------------------------
Allfirst Bank                                                                                  $    8,333,333
---------------------------------------------------------------------------------------------------------------
Arab Bank                                                                                      $    7,500,000
---------------------------------------------------------------------------------------------------------------
Commerce Bank                                                                                  $    7,500,000
---------------------------------------------------------------------------------------------------------------
UniCredito Italiano                                                                            $    7,500,000
---------------------------------------------------------------------------------------------------------------
TOTAL COMMITMENTS:                                                                             $1,250,000,000
---------------------------------------------------------------------------------------------------------------

                                PRICING SCHEDULE

The Applicable Margin shall be as determined by the matrix below (expressed as basis points):

                        Level I     Level II     Level III     Level IV     Level V
                        Status       Status        Status       Status       Status
-----------------------------------------------------------------------------------
Facility Fee              8.5         10.0          12.5         15.0         17.5
-----------------------------------------------------------------------------------
Letter of Credit Fee     29.0         37.5          47.5         60.0         77.5
-----------------------------------------------------------------------------------
Eurocurrency Margin      29.0         37.5          47.5         60.0         77.5
-----------------------------------------------------------------------------------
Utilization fee > 33%    12.5         15.0          15.0         15.0         20.0
-----------------------------------------------------------------------------------

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

"LEVEL I STATUS" exists at any date if, on such date, the Company's Moody's Rating is A2 or better and the Company's S&P Rating is A or better.

"LEVEL II STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company's Moody's Rating is A3 or better and the Company's S&P Rating is A- or better.

"LEVEL III STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company's Moody's Rating is Baa1 or better and the Company's S&P Rating is BBB+ or better.

"LEVEL IV STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Company's Moody's Rating is Baa2 or better and the Company's S&P rating is BBB or better.

"LEVEL V STATUS" exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

"MOODY'S RATING" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"S&P RATING" means, at any time, the rating issued by Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

                                                      SIDLEY AUSTIN BROWN & WOOD

"STATUS" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

                  The credit ratings to be utilized for purposes of this Schedule are the ratings assigned to outstanding senior unsecured long-term debt securities of the Company without third party credit support. Ratings assigned to any obligation of the Company which is secured or which has the benefit of third party credit support shall be disregarded.

                  The Applicable Margin shall be determined in accordance with the foregoing table based on the Company's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody's Rating and no S&P Rating, Level V Status shall exist. Notwithstanding the foregoing, if at any time there exists a difference between the Moody's Rating and the S&P Rating, the rating corresponding to the lower of the two ratings shall apply; provided, however, that if the difference is greater than one level, the Status shall be determined based upon the rating one level above the lower of the two ratings.

                                                      SIDLEY AUSTIN BROWN & WOOD

                                   SCHEDULE 1
                          EUROCURRENCY PAYMENT OFFICES

Currency                     Eurocurrency Payment Office
--------                     ---------------------------
Dollars                      Bank One, NA
                             Chicago, Illinois

euro                         Bank One, NA
                             London Branch

                                                      SIDLEY AUSTIN BROWN & WOOD

                                                                       EXHIBIT A

                        FORM OF AMENDED AND RESTATED NOTE
                                                                ________' _____

                                                                _______________

                  For value received, [MASCO CORPORATION, a Delaware corporation] [MASCO EUROPE S.A.R.L., a corporation organized under the laws of Luxembourg] (the "Borrower"), promises to pay to the order of _____________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the relevant Syndicated Currency at the relevant office of the Agent and as required under the Credit Agreement referenced below.

                  All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  It is expressly understood and agreed by the Borrower that (a) the original principal balance of this note may have been evidenced by a "Note" under and as defined in the Original Credit Agreement (the "Original Note") executed by the Borrower and payable to the Bank, and (b) in such event, this note (i) re-evidences a portion of the payment obligations previously evidenced by the Original Note, which obligations remain outstanding, (ii) is given in substitution for and not in repayment of the Original Note and (iii) is in no way intended to constitute a novation of the Original Note.

                  This note is one of the Notes referred to in the Amended and Restated 5-Year Revolving Credit Agreement dated as of November 8, 2002 among the Borrower, [Masco Corporation] [Masco Europe S.a.r.l.], the banks party thereto and Bank One, NA (Main Office Chicago), as Agent (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

                                        1             SIDLEY AUSTIN BROWN & WOOD

                  This note shall be construed in accordance with and governed by the laws of the State of Illinois. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                  [MASCO CORPORATION][MASCO EUROPE
                                  S.A.R.L.]
                                  By_______________________________
                                    Title__________________________


                                        2             SIDLEY AUSTIN BROWN & WOOD

                                  Note (cont'd)
                         LOANS AND PAYMENTS OF PRINCIPAL
------------------------------------------------------------------------------------------
                                                    Amount of
                   Amount of                        Principal         Maturity      Notation
Date                 Loan         Type of Loan       Repaid             Date         Made By
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                                        3             SIDLEY AUSTIN BROWN & WOOD

                                                                       EXHIBIT B
                                 SWINGLINE NOTE
                                                                  ________'_____

                                                                  ______________

                  For value received, [MASCO CORPORATION, a Delaware corporation] [MASCO EUROPE S.A.R.L., a corporation organized under the laws of Luxembourg] (the "Borrower"), promises to pay to the order of Bank One, NA (the "Swingline Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Swingline Loan made by the Swingline Lender to the Borrower pursuant to the Credit Agreement referred to below on the day required under the Credit Agreement referred to below. The Borrower promises to pay interest on the unpaid principal amount of each such Swingline Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the relevant Agreed Currency at the relevant office of the Agent and as required under the Credit Agreement referenced below.

                  All Swingline Loans made by the Swingline Lender, the respective types and maturities thereof and all repayments of the principal thereof may be recorded by the Swingline Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Swingline Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This note is the Swingline Note referred to in the Amended and Restated 5-Year Revolving Credit Agreement dated as of November 8, 2002 among the Borrower [Masco Corporation] [Masco Europe S.a.r.l.] , the banks party thereto and Bank One, NA (Main Office Chicago), as Agent (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. This note shall be construed in accordance with and governed by the laws of the State of Illinois. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                  [MASCO CORPORATION]
                                  [MASCO EUROPE S.A.R.L.]

                                  By_____________________________

                                    Title________________________

                                        1             SIDLEY AUSTIN BROWN & WOOD

                         LOANS AND PAYMENTS OF PRINCIPAL

------------------------------------------------------------------------------------------
                                                   Amount of
                   Amount of                       Principal         Maturity      Notation
Date                 Loan         Type of Loan      Repaid             Date         Made By
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                                        2             SIDLEY AUSTIN BROWN & WOOD

                                                                     EXHIBIT C-1
                                   OPINION OF
                             COUNSEL FOR THE COMPANY
                                                                  [Closing Date]
To the Banks and the Agent
 Referred to Below
c/o Bank One, NA, as Agent
Bank One Plaza
Chicago, Illinois  60670

Dear Sirs:

                  I am Senior Vice President-General Counsel of Masco Corporation (the "Company") and in that capacity have responsibility for the general legal affairs of the Company, Masco Europe S.a.r.l., a Wholly-Owned Subsidiary of the Company organized under the laws of Luxembourg ("Masco Europe") and the other Subsidiaries of the Company. I am familiar with the Amended and Restated 5-Year Revolving Credit Agreement dated as of November 8, 2002 (the "Credit Agreement") among the Company, Masco Europe, the Banks party thereto as lenders, Commerzbank AG, New York and Grand Cayman Branches and Citibank, N.A., as Syndication Agents, BNP Paribas, as Documentation Agent, and Bank One, NA (Main Office Chicago), as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.03(B) of the Credit Agreement.

                  I, or members of the Company's legal staff, have examined originals or copies, certified or otherwise, identified to my or their satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                  Upon the basis of the foregoing, I am of the opinion that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses substantially as now conducted.

                  2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action of the Company, require no action in respect of the Company by, or filing in respect of the Company with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under any provision of applicable law or regulation or of the certificate or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument known to

                                        1             SIDLEY AUSTIN BROWN & WOOD
me to be binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries under any such agreement or instrument.

                  3. The Credit Agreement constitutes a valid and binding agreement of the Company and Masco Europe and the Notes constitute valid and binding obligations of the Company and Masco Europe, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                  4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in my opinion, has resulted in or is likely to result in a Material Adverse Change or which in any manner draws into question the validity of the Credit Agreement or the Notes.

                  My opinion in paragraph 3 as it relates to Masco Europe is based solely on the opinion of Linklaters Loesch, Luxembourg counsel of Masco Europe, and is limited, qualified and conditioned as provided therein.

                                  Very truly yours,

                                  /s/ John R. Leekley
                                  John R. Leekley
                                  Senior Vice President-
                                  General Counsel

                                        2             SIDLEY AUSTIN BROWN & WOOD

                                                                     EXHIBIT C-2
                                   OPINION OF
                            COUNSEL FOR MASCO EUROPE

                                    Attached

                                        1             SIDLEY AUSTIN BROWN & WOOD

[LINKLATERS LOESCH]

To the Banks and the Agent referred to below
c/o Bank One, NA (Main Office - Chicago), as Agent

8 November, 2002

RE: MASCO EUROPE S.A.R.L. - USD 1,250,000,000 AMENDED AND RESTATED FIVE YEAR
    REVOLVING CREDIT AGREEMENT

Dear Sirs,

1.       INTRODUCTION

We have acted as counsel to Masco Europe S.A.R.L., a corporation organized under the laws of the Grand-Duchy of Luxembourg (the "BORROWER") in connection with the Amended and Restated 5-Year Revolving Credit Agreement dated 8 November, 2002 (the "AGREEMENT") among Masco Corporation ("MASCO"), the Borrower, the Banks party thereto as lenders, Commerzbank AG, New York, and Grand Cayman Branches and Citibank NA as Syndication Agents, BNP Paribas as Documentation Agent, and Bank One, NA (Main Office - Chicago) as Administrative Agent. Terms defined in the Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.03 (B) of the Credit Agreement.

2.       LUXEMBOURG LAW

This opinion is limited to Luxembourg law as applied by the Luxembourg courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Luxembourg law. In this opinion, Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the law of other jurisdictions.

3.       SCOPE OF INQUIRY

For the purpose of this opinion, we have examined the following documents:

3.1      A draft of the Agreement dated 1st November, 2002.

3.2 Certified coordinated Articles of Incorporation of the Borrower dated 26 June 2002.

Linklaters is a partnership under English law. A list of the partners in Linklaters is available on request from the above address.

Please refer to wwwlinklaters.com/regulation for important information on the regulatory position of the firm.

[LINKLATERS LOESCH]

3.3 An excerpt from the Luxembourg Register of Commerce and Companies concerning the Borrower dated 18 October 2002.

3.4 A copy of minutes of resolutions of the Boards of Directors of the Borrower dated 18 October, 2002.

3.5 A certificate signed by Mr. Andre Pesch on behalf of the Board of Managers of the Borrower dated 4 November, 2002.

4.       ASSUMPTIONS

For the purpose of this opinion, we have made the following assumptions:

4.1 All copy and draft documents conform to the originals and all originals are genuine and complete.

4.2 Each signature on the originals is the genuine signature of the individual concerned.

4.3 The Agreement constitutes valid and binding obligations of the Borrower under the laws of the State of Illinois applicable thereto.

4.4 The resolutions referred to in paragraph 3.4 have been duly and validly taken and remain in full force and effect without modification.

4.5 The Agreement has been or will be duly executed in or substantially in the form of the final draft examined by us.

4.6 The facts stated in the certificate referred to in paragraph 3.5 are correct.

5.       OPINION

Based on the documents referred to and the assumptions in paragraph 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to us, we are of the following opinion:

5.1 The Borrower has been duly incorporated and is existing as a "societe a responsabilite limitee" under the laws of the Grand-Duchy of Luxembourg.

5.2 The Borrower has the corporate power to enter into the Agreement and to execute the Notes.

5.3 The execution, delivery and performance by the Borrower of the Agreement and the Notes have been duly authorised by all necessary corporate action of the Borrower and do not contravene, or constitute a default under any provision of applicable law or regulation or of the Articles of Incorporation of the Borrower.

5.4 Under Luxembourg law, there are no governmental or regulatory filings, consents, approvals or authorisations required by the Borrower for the entering into of the Agreement or the execution of the Notes.

5.5 The execution, delivery and performance of the Agreement and the Notes do not violate Luxembourg law.

5.6 The courts of Luxembourg will recognise and give effect to the jurisdiction clause contained in section 9.10 of the Agreement.

[LINKLATERS LOESCH]

5.7 A judgment of a State or Federal Court located in the State of Illinois would be recognised and enforced by the Courts of Luxembourg subject to applicable exequatur proceedings and the satisfaction of the following criteria:

         - The foreign Court must properly have had jurisdiction to hear and determine the matter.

         - The decision of the foreign Court must have been final and conclusive,

         - The decision of the foreign Court must not have been obtained by fraud, and

         - The decision of the foreign Court must not be contrary to public policy or have been given in proceedings of criminal nature.

5.8 The courts of Luxembourg will recognise and give effect to the choice of the laws of the State of Illinois as the governing law of the Agreement.

5.9 No stamp duty or registration or similar tax is payable under Luxembourg law in connection with the parties entering into the Agreement or the Borrower executing the Notes, save that registration may be ordered and a registration fee might become payable if and when the Agreement were adduced as evidence in a Luxembourg court or submitted to another Luxembourg public authority ("autorite constituee").

5.10 It is not necessary under the laws of Luxembourg in order to enable the Agent or the Banks to enforce their rights under the Agreement or any Notes to which the Borrower is a party against the Borrower that the Agent or the Banks should be licensed, qualified or otherwise entitled to carry on business in Luxembourg. By reason of the execution, delivery and performance of the Agreement and the Notes to which it is a party, neither the Agent nor any Bank will be deemed to be resident, domiciled or carrying out business in Luxembourg or the subject of taxation under the laws of Luxembourg.

5.11 Neither the Borrower nor any of its properties or assets have any immunity from the jurisdiction of any court or from legal process under the laws of Luxembourg.

5.12 The Borrower is not required by the existing laws of Luxembourg to make any deduction or withholding from any amount due under the Agreement or the Notes.

6.       QUALIFICATIONS

This opinion is subject to the following qualifications:

6.1 This opinion is subject to all limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2 In Luxembourg, remedies such as specific performance and injunction may not be available.

6.3 In Luxembourg, enforcement may be limited by general principles of good faith.

6.4 Claims may become barred under the statutes of limitation or may be or become subject to defences of set-off and counterclaim.

6.5 Where obligations are to be performed in a jurisdiction outside Luxembourg, they may not be enforceable in Luxembourg to the extent that performance would be illegal under the laws of that other jurisdiction.

[LINKLATERS LOESCH]

6.6 Any obligation to pay a sum of money in a currency other than the Luxembourg franc or the EURO will be enforceable in Luxembourg in terms of Luxembourg francs or EURO only. Monetary judgments may be expressed in a foreign currency or its Luxembourg franc or EURO equivalent at the time of judgment or payment.

6.7 Obligations to make payments that may be regarded as penalties might not be enforceable under Luxembourg law.

6.8 The admissibility in evidence of the Agreement and/or the Noted before a Luxembourg court or another Luxembourg public authority ("autorite constituee") may require a complete or partial translation of such document into French or German.

6.9 Contractual provisions allowing the service of process against the Borrower could not prevent a Luxembourg court from holding as valid the service of process against the Borrower in accordance with applicable laws at the registered office of the Borrower.

6.10 Luxembourg courts will not necessarily award costs and disbursements in litigation in accordance with contractual provisions in this regard.

6.11 A certificate, determination, calculation or designation of any party to the Agreement as to any matter provided therein might be held by a Luxembourg court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

6.12 Any term of the Agreement may be amended orally or conduct by the parties thereto, notwithstanding any provision to the contrary contained therein.

6.13 We reserve our opinion as to the extent to which a Luxembourg court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express contractual provisions in this regard.

6.14 Our opinion that the Borrower is existing is based on the excerpt from the Register of Commerce and Companies. It should be noted that a search in such Register is not capable of revealing conclusively whether or not a winding up petition has been presented because notice of a winding up order or a winding up resolution passed may not be filed immediately with the Register of Commerce and Companies.

6.15 We have not been instructed to review any tax matters (other than those matters expressly mentioned in this opinion) and any reference to Luxembourg law herein shall exclude the laws relating to such matters.

6.16 We express no opinion as to the accuracy of any warranties and representations given on made by the Borrower (expressly or impliedly), save and insofar as the matters warranted are the subject matter of specific opinions in this letter.

7.       RELIANCE

         This opinion is solely for your benefit and the benefit of the Banks and solely for the purpose of the execution and performance of the Agreement and/or the Notes. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else of for any other purpose or quoted or referred to in any public document or filed with anyone without our written consent, provided,

[LINKLATERS LOESCH]

         that notwithstanding anything in this opinion letter to the contrary,
         (a) the Borrower and Masco may refer to and file a copy of this opinion as required by applicable securities laws and (b) you may disclose this opinion (i) to prospective successors and assigns of the addressees hereof, (ii) to regulatory authorities having jurisdiction over any of the addressees hereof or their successors and assigns, and (iii) pursuant to valid legal process, in each case without our prior consent.

                               Yours faithfully,
                                 Linklaters Loesch



                                                      By: /s/Jenine Biver
                                                         -----------------------
                                                          Jenine Biver

                                                                       EXHIBIT D
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  AGREEMENT dated as of _______ ___, ____, among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), MASCO CORPORATION (the "Company") and Bank One, NA (Main Office Chicago), as Agent (the "Agent").

                               W I T N E S S E T H

                  WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated 5-Year Revolving Credit Agreement dated as of November 8, 2002 among the Company, Masco Europe S.a.r.l., a wholly-owned subsidiary of the Company organized under the laws of Luxembourg, the Banks party thereto as lenders, Commerzbank AG, New York and Grand Cayman Branches and Citibank, N.A., as Syndication Agents, BNP Paribas, as Documentation Agent, and Bank One, NA (Main Office Chicago), as Administrative Agent (the "Credit Agreement"),

                  WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers (and to participate in Letters of Credit and Swingline Loans) in an aggregate principal amount at any time outstanding not to exceed
$___________________;

                  WHEREAS, Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate principal amount of $__________________are outstanding at the date hereof; and

                  WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans and obligations to participate in Letters of Credit and Swingline Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

                  SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amount specified in Section 3 required to be paid on the date hereof (1) the Assignee shall,

                                        1             SIDLEY AUSTIN BROWN & WOOD
as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                  SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________________ .(1) It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof [in respect of the Assigned Amount] are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                  SECTION 4. [Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 9.06(C) of the Credit Agreement, the execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 9.06(C) the Company agrees to execute and deliver or cause to be executed and delivered a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

                  SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the validity and enforceability of the obligations of the Company in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company.

                  SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

--------------------------------
(1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

                                        2            SIDLEY AUSTIN BROWN & WOOD

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authored officers as of the date first above written.

                                  [ASSIGNOR]

                                  By_____________________________________
                                    Title:_______________________________

                                  [ASSIGNEE]

                                  By_____________________________________
                                    Title:_______________________________

                                  [MASCO CORPORATION]

                                  By_____________________________________
                                    Title:_______________________________

                                  BANK ONE, NA (MAIN OFFICE CHICAGO), as Agent

                                  By_____________________________________
                                    Title:_______________________________

                                        3             SIDLEY AUSTIN BROWN & WOOD

                                                                       EXHIBIT E
                               NOTICE OF BORROWING

                                     [Date]
To each Bank party to the referenced
Credit Agreement
c/o Bank One, NA (Main Office Chicago),
as Administrative Agent for the Banks
611 Woodward Avenue
Detroit, MI 48226
Attention:                                   (for Borrowings in Dollars)
                  ___________________________
                                             (for Borrowings in euro)
                  ___________________________

                  The Borrower (as hereinafter named), hereby requests a Borrowing pursuant to Section 2.01(A) of the Amended and Restated 5-Year Revolving Credit Agreement, dated as of November 8, 2002, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among Masco Corporation, a Delaware corporation, Masco Europe S.a.r.l., a wholly-owned subsidiary of Masco Corporation organized under the laws of Luxembourg, the Banks party thereto, Commerzbank AG, New York and Grand Cayman Branches and Citibank, N.A., as Syndication Agents, BNP Paribas, as Documentation Agent, and Bank One, NA (Main Office Chicago), as Administrative Agent (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Such Borrowing shall be evidenced by the Borrower's Note, as applicable.

         (i)      Borrower's Name:_____________________________________________

         (ii)     [The Borrowing is in Dollars in the amount of:_______________]

                  [The Borrowing is in euro in the amount of:__________________]

                  Existing Loan amount:________________________________________
                  Repayment:___________________________________________________
                  Continuation of Eurocurrency Loan (Interest Period ending:__)

                  Increased amount:____________________________________________

                  Total Loan amount:___________________________________________

         (iii)    The Borrowing is to be funded on:____________________________

         (iv) The Loans comprising such Borrowing shall be made as [Floating Rate] [Eurocurrency] Loans.

         (v) In the case of a Eurocurrency Borrowing, the Interest Period shall be_____________________________________________________
                  _____________________________________________________________
                  _____________________________________________________________
                  _____________________________________________________________

                    _______________________________________
                                   as Borrower

                                        1             SIDLEY AUSTIN BROWN & WOOD

                                                                     EXHIBIT E-1
                            NOTICE OF SWINGLINE LOAN

                                     [Date]

Bank One, NA (Main Office Chicago), as Swingline Lender
611 Woodward Avenue
Detroit, MI 48226
Attention:        __________________________(for a Swingline Loan in Dollars)

                  __________________________(for a Swingline Loan in an Agreed
                                             Currency other than Dollars)

                  The Borrower (as hereinafter named), hereby requests a Swingline Loan pursuant to Section 2.01(B) of the Amended and Restated 5-Year Revolving Credit Agreement, dated as of November 8, 2002, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among Masco Corporation, a Delaware corporation, Masco Europe S.a.r.l., a wholly-owned subsidiary of Masco Corporation organized under the laws of Luxembourg, the Banks party thereto, Commerzbank AG, New York and Grand Cayman Branches and Citibank, N.A., as Syndication Agents, BNP Paribas, as Documentation Agent, and Bank One, NA, as Administrative Agent (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Such Borrowing shall be evidenced by the Borrower's Swingline Note.

         (i)      Borrower's Name:__________________________________________

         (ii) [The Swingline Loan is in Dollars in the amount of:_____________________________________________________]
                  [The Swingline Loan is in [insert desired Agreed Currency] in the amount of:

         (iii)    The Swingline Loan is to be funded on:____________________

         (iv) In the case of a Swingline Loan in an Agreed Currency other than Dollars, the agreed Interest Period shall be________________________________________________________
                  and the agreed upon interest rate shall be_______________.

                     _____________________________________
                                   as Borrower

                                        1             SIDLEY AUSTIN BROWN & WOOD

                                                                       EXHIBIT F
                          FORM OF DESIGNATION AGREEMENT

                             Dated __________, 200__

                  Reference is made to the $1,250,000,000 Amended and Restated 5-Year Revolving Credit Agreement dated as of November 8, 2002 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement") among Masco Corporation, a Delaware corporation (the "Company"), Masco Europe S.a.r.l., a wholly-owned subsidiary of the Company organized under the laws of Luxembourg (together with the Company, the "Borrowers"), the Banks party thereto, Commerzbank AG, New York and Grand Cayman Branches and Citibank, N.A., as Syndication Agents, BNP Paribas, as Documentation Agent, and Bank One, NA (Main Office Chicago), as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

                  _________ (the "Designator"), ____________ (the "Designee"),
and the Borrowers, agree as follows:

                  1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, as its Designated Lender under the Credit Agreement.

                  2. The Designator makes no representations or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                  3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Article IV thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement; (iii) confirms that it is an Eligible Designee; (iv) appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that Designee is obligated to deliver or has the right to receive thereunder; (v) acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as permitted under Section 9.08 thereof); and (vi) acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Agreement, and agrees that the Designee shall be bound by all such votes, approvals, amendments, modifications and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 9.05 of the Credit Agreement.

                                        1             SIDLEY AUSTIN BROWN & WOOD

                  4. Following the execution of this Designation Agreement by the Designator, the Designee and the Borrowers, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Agent, unless otherwise specified on the signature page hereto (the "Effective Date").

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date (a) the Designee shall have the right to make Loans as a Bank pursuant to Section 2.01 of the Credit Agreement, and to participate in Swingline Loans and Letters of Credit in accordance with the terms of the Credit Agreement and the rights of a Bank related thereto and (b) the making of any such Loans, or participations in Swingline Loans and Letters of Credit, by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans were made, or Swingline Loans or Letters of Credit were participated in, by the Designator.

                  6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                        2             SIDLEY AUSTIN BROWN & WOOD

                  IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date(2):

                                  [NAME OF DESIGNATOR]

                                  By: ______________________________
                                  Name:  ___________________________
                                  Title:  __________________________

                                  [NAME OF DESIGNEE]

                                  By: ______________________________
                                  Name:  ___________________________
                                  Title:  __________________________

                                  MASCO CORPORATION

                                  By: ______________________________
                                  Name:  ___________________________
                                  Title:  __________________________

                                  MASCO EUROPE S.A.R.L.

                                  By: ______________________________
                                  Name:  ___________________________
                                  Title:  __________________________
Accepted and Approved this
____ day of ________, ____

BANK ONE, NA (MAIN OFFICE CHICAGO), as Agent

By: ______________________________
Title: ___________________________

--------------------------------
(2) This date should be no earlier than the date of acceptance by the Administrative Agent.

                                        3             SIDLEY AUSTIN BROWN & WOOD

                                                                       EXHIBIT G
                               FORM OF L/C REQUEST

                                     [Date]

Bank One, NA (Main Office Chicago), as Agent
611 Woodward Avenue
Detroit, MI 48226
Attention:  Richard Huttenlocher

with a copy to:

[If Issuing Bank is Bank One, NA:
300 S. Riverside Plaza
7th Floor, Mail Code IL1-0236
Attention:  Standby Letter of Credit Unit
Chicago, IL  60606-0236]

[If Issuing Bank is not Bank One, NA:
[Name and address of such Issuing Bank]]

                  The Borrower (as hereinafter named), hereby requests a that Letter of Credit be issued having the characteristics set forth on Schedule I attached hereto and made a part hereof pursuant to Section 2.17(C) of the Amended and Restated 5-Year Revolving Credit Agreement, dated as of November 8, 2002, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among Masco Corporation, a Delaware corporation, Masco Europe S.a.r.l., a wholly-owned subsidiary of Masco Corporation organized under the laws of Luxembourg, the Banks party thereto, Commerzbank AG, New York and Grand Cayman Branches and Citibank, N.A., as Syndication Agents, BNP Paribas, as Documentation Agent, and Bank One, NA (Main Office Chicago), as Administrative Agent (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  The Borrower has previously provided or herewith provides to the Issuing Bank resolutions and specimen signatures in a form acceptable to the Borrower and the Issuing Bank and attached hereto as Schedule II.

                        ________________________________
                                   as Borrower

                                        1             SIDLEY AUSTIN BROWN & WOOD

                            Schedule I to L/C Request

                                  Application

To: [INSERT NAME OF ISSUING BANK] and/or its subsidiaries and/or affiliates.
                                                                 Date:

Please issue an Irrevocable Standby Letter of Credit as set forth below and forward same directly to the Beneficiary as indicated below (by check "X").

Transmit by:

[ ] Courier  [ ] Air mail  [ ] Full Telex/SWIFT  [ ] Other (specify in detail)

------------------------------------------------------------------------------------------------------------------
Advising Bank (Name and Address):                                For account of Applicant(s) (Name and Address):
(Issuer use only unless Applicant designates advising bank)

                                                                 Phone No. (___ )                 Fax No. (___ )
------------------------------------------------------------------------------------------------------------------
To Beneficiary (Name and Address):                               Amount (Numeric)
                                                              ----------------------------------------------------
                                                                 (Amount Written)
                                                              ----------------------------------------------------
                                                                 [Pi] +/-____ %
                                                              ----------------------------------------------------
                                                                 Expiry Date:
                                                                 At the counters of the Nominated/Issuing Bank
------------------------------------------------------------------------------------------------------------------

Available against Beneficiary's draft(s) at sight drawn on Issuer and accompanied by the following document(s).

[ ] Beneficiary's signed and dated statement stating that:

[ ] Automatically renewable for _____ months or for _____ days with a final expiration date of

[ ] Copy(ies) of Beneficiary's commercial invoice(s) marked "unpaid":

[ ] Other:

[ ] Special Conditions:

--------------------------------------------------------------------------------

    Complete only when the Beneficiary's bank or correspondent is to issue its guarantee or undertaking based on the issued Standby Letter of Credit.

[ ] Request Beneficiary's bank to issue and deliver their

   (Specify type of bid or performance bond, guarantee, undertaking, or other)

[ ] In favor of: Name(s) & Attention

                  Address/Street

                  Address/City

                  State _______________  Country

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  Telephone (_____) _____ Fax Number (_____)
For an amount not exceeding that specified above, effective immediately and expiring at their office on ______.

                               (At least 30 days prior to Expiry Date above)

covering _________.
         (specify number or bid or performance bond, etc.)

--------------------------------------------------------------------------------

Drawings (Check where applicable): [ ] Partial drawings prohibited
[ ] Multiple drawings prohibited [ ] Tele-facsimile drawings permitted

Charges: (UNLESS SPECIFIED, ALL CHARGES WILL BE FOR APPLICANT'S ACCOUNT) All banking charges other than the Issuer's are for [ ] Beneficiary [ ] Applicant.

Please include a brief description as to the purpose of the Standby Letter of
Credit: _____.

Applicant represents and warrants to Issuer that applicant is (choose one) A corporation organized under the laws of the State of _____; A _____, organized under the laws of _____; or an individual residing at _____.

PLEASE ISSUE LETTER OF CREDIT SUBJECT TO (CHECK ONE) - [ ] ISP98 OR [ ] UCP 500. IF NO SELECTION IS MADE, THE LETTER OF CREDIT SHALL BE SUBJECT TO THE UCP 500.

We hereby authorize you to issue this Letter of Credit with such variations from the above terms as you may, in your discretion, determine are necessary and are not materially inconsistent with this Application, provided that any such changes are reasonably acceptable to us. The opening of this Letter of Credit and the Applicant's responsibilities with respect thereto are subject to ISP98 or UCP 500 as indicated above and the terms and conditions set forth in this Application and the Amended and Restated 5-Year Credit Agreement dated as of November 8, 2002 among Masco Corporation, Masco Europe S.a.r.l., the financial institutions from time to time parties thereto, Commerzbank AG, New York and Grand Cayman Branches and Citibank, N.A., as syndication agents, BNP Paribas, as documentation agent and Bank One, NA (Main Office Chicago), as administrative agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). By signing this Application at the place provided, the Applicant confirms its agreement to the terms and conditions of the Credit Agreement and hereby confirms the applicability of the Credit Agreement to this Application and the Letter of Credit.

        ANY AND ALL ATTACHMENTS FORM AN INTEGRAL PART OF THIS APPLICATION

                  PLEASE [ ] CHECK IF ATTACHMENTS ARE INCLUDED

                           Schedule II to L/C Request

                       RESOLUTIONS AND SPECIMEN SIGNATURES

                                [To be attached.]